EXHIBIT 3.1(j)

            [Composite, as amended to and including November 21, 1994]


                               AMENDED AND RESTATED

                           CERTIFICATE OF INCORPORATION

                                        OF

                            RJR NABISCO HOLDINGS CORP.

  (Originally incorporated as RJR Holdings Corp. on October 25,
  1988)


                                   ARTICLE FIRST

                The name of the Corporation is RJR Nabisco Holdings
  Corp.


                                  ARTICLE SECOND

                The registered office and registered agent of the Corporation is The Prentice-Hall Corporation System, Inc., 32
  Loockerman Square, Suite L-100, City of Dover, County of Kent,
  Delaware 19901.


                                   ARTICLE THIRD

                The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                  ARTICLE FOURTH

                The total number of shares of capital stock that the Corporation is authorized to issue is 2,350,000,000 shares of which 2,200,000,000 shares are Common Stock, par value $.01 each, and 150,000,000 shares of which are shares of preferred stock, par value $.01 each (hereinafter referred to as "Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series with such distinctive designations as may be stated in resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors or a duly authorized committee thereof. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and the provisions of this ARTICLE FOURTH, for each such series the number of shares constituting such series and the designations and powers,
































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  preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors or a duly authorized committee thereof under the General Corporation Law of the State of Delaware. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware or any corresponding provision hereinafter enacted.

                The following is a statement of the number, designation, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the ESOP Convertible Preferred Stock of the
  Corporation:

                (1) Designation; Issuance. (i) The designation of the series of Preferred Stock authorized by this resolution shall be "ESOP Convertible Preferred Stock" (the "ESOP Convertible
  Preferred Stock") consisting of 15,625,000 shares. The stated value of the ESOP Convertible Preferred Stock shall be $16.00 per share, which value does not represent a determination by the Board of Directors for the purposes of the capital accounts.

                (ii) Shares of ESOP Convertible Preferred Stock shall be issued only to a trustee acting on behalf of an employee stock ownership plan or other employee benefit plan of the Corporation.
  In the event of any transfer of shares of ESOP Convertible
  Preferred Stock except for (a) any transfer to any such plan trustee or (b) any transfer to, or with respect to, a participant in any such plan to, or with respect to, whom ESOP Convertible Preferred Stock is distributed by any such plan trustee in satisfaction of the distribution requirements of any such plan or any investment elections provided to participants pursuant to any such plan, unless the Corporation shall have otherwise previously consented to such transfer, the shares of ESOP Convertible
  Preferred Stock so transferred, upon such transfer and without any further action by the Corporation or the holder, shall be automatically converted into shares of Common Stock (as defined in paragraph (2) hereof) on the terms otherwise provided for the conversion of shares of ESOP Convertible Preferred Stock into shares of Common Stock pursuant to paragraph (7) hereof and no such transferee shall have any of the powers (including voting powers), preferences and relative, participating, optional or special rights ascribed to shares of ESOP Convertible Preferred Stock hereunder but, rather, only the powers (including voting powers) and rights pertaining to the Common Stock into which such


























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  shares of ESOP Convertible Preferred Stock shall be so converted.
  Certificates representing shares of ESOP Convertible Preferred Stock shall be legended to reflect such restrictions on transfer. Notwithstanding the foregoing provisions of this paragraph
  (1)(ii), shares of ESOP Convertible Preferred Stock (a) shall be redeemable by the Corporation upon the terms and conditions provided by paragraphs (5), (6) and (9) hereof and (b) may be converted into shares of Common Stock as provided by paragraph (7) hereof and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law.

                (2) Rank. The ESOP Convertible Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank prior to the Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation and on a parity with the Cumulative Convertible Preferred Stock, par value $0.01 per share, stated value $25.00 per share, of the Corporation (the "Cumulative Convertible Preferred Stock"). All equity securities of the Corporation to which the ESOP
  Convertible Preferred Stock ranks prior, including the Common
  Stock, are collectively referred to herein as the "Junior
  Securities," all equity securities of the Corporation with which the ESOP Convertible Preferred Stock ranks on a parity, including Cumulative Convertible Preferred Stock, are collectively referred to herein as the "Parity Securities" and all equity securities of the Corporation (other than convertible debt securities) to which the ESOP Convertible Preferred Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding-up or otherwise, are collectively referred to herein as the "Senior Securities." The ESOP Convertible Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

                (3) Dividends. (i)(a) Subject to paragraph (3)(i)(b), the holders of the shares of ESOP Convertible Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends initially at the rate of 7.8125% of the stated value ($1.25) per share per annum (the "Dividend
  Rate"), and no more. Subject to paragraph (3)(i)(b), such dividends shall be payable in semi-annual payments, one half on January 2, (or, at the option of the Corporation, the preceding
  December 27) and one half on July 2 of each year commencing with January 2, 1992 (or, at the option of the Corporation, December
  27, 1991) (each of such dates being a "Dividend Payment Date"), in preference to dividends on the Junior Securities. Subject to paragraph (3)(i)(b), such dividends shall be paid to the holders of record at the close of business on the tenth business day immediately preceding each Dividend Payment Date (each of such dates being a "Dividend Payment Record Date"). Subject to paragraph (3)(i)(b), each of such semi-annual dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, from the previous Dividend Payment Date, except



























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  that with respect to the first dividend, such dividend shall accrue from the date of initial issuance. Dividends payable for the first dividend period and any partial dividend period (excluding for this purpose dividends paid on December 27 in lieu of January 2) shall be calculated on the basis of a 360-day year of twelve 30-day months.

            (b) Notwithstanding anything to the contrary in paragraph (3)(i)(a), in the event that after the eighth (8th) anniversary of the initial date of issuance, for at least twenty
  (20) trading days within any period of thirty (30) consecutive trading days (such thirty (30) day period being hereinafter referred to as the "Adjustment Period"), the closing price on the New York Stock Exchange Consolidated Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if such a composite tape shall not be in use or shall not report transactions in the Common Stock, the last reported sales price regular way on the principal national securities exchange on which the Common Stock is listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Common Stock has been traded during such Adjustment Period) or, if there is no transaction on any such day in any such situation, the mean of the bid and asked prices on such day or, if the Common Stock is not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or a similar source selected from time to time by the Corporation for the purpose, of the Common Stock equals or exceeds one hundred percent (100%) of the Conversion Price (as defined in paragraph (7) hereof) (giving effect to any adjustments required by paragraph (7) hereof), the Corporation may elect, in its sole discretion, to cease to pay dividends on the ESOP Convertible Preferred Stock on the Dividend Payment Dates at the Dividend Rate. Notice of the Corporation's election to discontinue paying dividends on the ESOP Convertible Preferred Stock at the Dividend Rate shall be given within ten (10) trading days of the conclusion of the Adjustment Period. Upon the Corporation giving notice of its election as set forth above, the Dividend Rate shall cease to be effective as the applicable rate for subsequent ESOP Convertible Preferred Stock dividend periods commencing the next succeeding regular Dividend Payment Date (the "Adjustment Date") provided that following the payment of the dividend due pursuant to paragraph (3)(i)(a) on such date there shall be no cumulative dividends on the ESOP Convertible Preferred Stock remaining accrued and unpaid. Notice shall be given by first class mail, postage prepaid, to each holder of record as of the conclusion of the Adjustment Period of the shares at such holder's address as the same appears on the stock register of the Corporation.





























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                                                           5



                Commencing on the Adjustment Date, dividends, if any, on the ESOP Convertible Preferred Stock will be payable, when, as and if declared, in amounts equal to such dividends as may be declared and paid on the Common Stock, if any, multiplied by the number of shares of Common Stock issuable upon the conversion of the ESOP Convertible Preferred Stock on the record date or record dates for such Common Stock dividends (calculated quarterly if dividends are then paid quarterly on the Common Stock, without interest), and no more. After the Adjustment Date, dividends, if any, on the ESOP Convertible Preferred Stock will paid be on the next succeeding Common Stock dividend payment date and thereafter semi-annually on the same date as Common Stock dividends are paid; provided, however, that the dividends payable in respect of the first ESOP Convertible Preferred Stock dividend payment period following the Adjustment Date shall be adjusted as set forth in paragraph (3)(a) to the extent that the number of days in such dividend payment period is less than the number of days in the corresponding Common Stock quarterly dividend payment period. The record dates for such ESOP Convertible Preferred
  Stock dividends shall be the same date as may be established as the record date for the corresponding Common Stock dividend. Notwithstanding the foregoing, in the event that a Common Stock dividend is paid in respect of the initial quarterly period comprising any semi-annual dividend payment period for the ESOP Convertible Preferred Stock but no dividend is declared and paid in respect of the Common Stock for the second quarterly period comprising any such semi-annual dividend payment period for the ESOP Convertible Preferred Stock, a dividend equal to the dividend paid on the Common Stock for the initial quarterly period and no more shall be paid on the ESOP Convertible
  Preferred Stock on the date 90 days from the date that the last dividend was paid on the Common Stock (or, if such date is not a business day, on the next succeeding business day) and the record date for such dividend on the ESOP Convertible Preferred Stock shall be the date 90 days from the record date in respect of such last dividend paid on the Common Stock (or, if such date is not a business day, on the next succeeding business day). In the event that no dividends are paid on the Common Stock in respect of the two calendar quarters comprising an ESOP Convertible Preferred Stock dividend payment period, no dividends will be payable or paid on the ESOP Convertible Preferred Stock in respect of such period. Notwithstanding anything to the contrary contained herein, no dividends shall be payable pursuant to this paragraph
  (3)(i)(b) to the extent that the corresponding Common Stock dividend is paid other than in cash.

           (ii) All dividends paid with respect to shares of the ESOP Convertible Preferred Stock pursuant to paragraph (3)(i) hereof shall be paid pro rata to the holders entitled thereto.

           (iii) Prior to the Adjustment Date, no full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Parity Securities for any period unless full dividends calculated in accordance with


























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  paragraph (3)(i) have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment on the ESOP Convertible Preferred Stock for all dividend periods terminating on or prior to the date of payment, or setting apart for payment, of such full dividends on such Parity Securities. Prior to the Adjustment Date, if any dividends are not paid in full as aforesaid upon the shares of the ESOP Convertible Preferred Stock and any other Parity Securities, all dividends declared upon shares of the ESOP Convertible Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared per share of the ESOP Convertible Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the ESOP Convertible Preferred Stock and such Parity Securities bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the ESOP Convertible Preferred Stock or any other Parity Securities which may be in arrears. Any dividend not paid pursuant to paragraph (3)(i)(a) hereof or this paragraph (3)(iii) shall be fully cumulative and shall accrue (whether or not declared), without interest, as set forth in paragraph (3)(i)(a) hereof. On and after the Adjustment Date, dividends on the ESOP Convertible Preferred Stock shall cease to be cumulative.

            (iv) (a) Holders of shares of the ESOP Convertible Preferred Stock shall be entitled to receive the dividends provided for in paragraph (3)(i) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

             (b) So long as any shares of the ESOP Convertible Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any of the Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities (other than purchases or redemptions pursuant to or in accordance with employee stock subscription agreements entered into between the Corporation and certain of its or its subsidiaries' directors, officers and key employees and purchases and redemptions pursuant to employee benefit plans and other than the repurchase, redemption or other retirement of any Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Parity Securities made pursuant to the requirements of paragraph (5)(ii) hereof and other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any of the Junior Securities or Parity Securities), or make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or



























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  dividends in Junior Securities to the holders of Junior
  Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities (other than purchases or redemptions pursuant to or in accordance with employee stock subscription agreements entered into between the Corporation and certain of its or its subsidiaries' directors, officers and key employees and purchases and redemptions pursuant to employee benefit plans and other than the repurchase, redemption or other retirement of any Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Parity Securities made pursuant to the requirements of paragraph (5)(ii) hereof and other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any of the Junior Securities or Parity Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, any and all accrued and unpaid dividends on shares of the ESOP Convertible Preferred Stock not paid on the dates provided for in paragraph (3)(i) hereof (including any and all accrued dividends not paid by reason of the terms and conditions of paragraph (3)(i)(a) or paragraph
  (3)(iii) hereof but excluding any and all accrued dividends not yet payable by reason of the terms and conditions of paragraph
  (3)(i)(b) hereof) shall have been or be paid.

                (v) Subject to the foregoing provisions of this paragraph (3) and paragraph (7)(vi)(c), the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities or Parity Securities, and may repurchase, redeem or otherwise retire any of the Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities, and the holders of the shares of the ESOP Convertible Preferred Stock shall not be entitled to share therein.

                (4) Liquidation Preference. (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of ESOP Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $16.00 for each share outstanding, plus an amount in cash equal to any and all accrued but unpaid dividends thereon to the date of liquidation, dissolution or winding up before any payment shall be made or any assets distributed to the holders of any of the Junior Securities; provided, however, that for the purposes of this paragraph (4)(i), to the extent that after the Adjustment
  Date dividends have been declared and paid on the Common Stock and the corresponding dividend has not yet been paid on the ESOP



























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  Convertible Preferred Stock, the amount to be paid in respect of the ESOP Convertible Preferred Stock in accordance with paragraph
  (3)(i)(b) in light of the declaration and payment of such dividend on the Common Stock shall be deemed to be an accrued but unpaid dividend. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the ESOP Convertible Preferred Stock and any Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of ESOP Convertible Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full. Except as provided in this paragraph (4)(i), holders of ESOP Convertible Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

            (ii) For the purposes of this paragraph (4), neither the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations nor the consolidation or merger of one or more corporations with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

                (5) Redemption. (i) The Corporation may redeem at its option the ESOP Convertible Preferred Stock, at any time in whole or from time to time in part after the eighth (8th) anniversary of the initial date of issuance or on or before said date if permitted by paragraphs (5)(iv) through (5)(viii) or paragraph (9) at the redemption price per share set forth below, together with accrued and unpaid dividends thereon to the date of redemption (or, if pursuant to paragraphs (5)(iv), (5)(v), (5)(vii) and (5)(viii), at the redemption price set forth therein), without interest, to the extent the Corporation shall have funds legally available for such payment. For the purposes of this paragraph (5)(i), to the extent that after the Adjustment Date dividends have been declared and paid on the Common Stock and the corresponding dividend has not yet been paid on the ESOP Convertible Preferred Stock, the amount to be paid in respect of the ESOP Convertible Preferred Stock in accordance with paragraph
  (3)(i)(b) in light of the declaration and payment of such dividend on the Common Stock shall be deemed to be an accrued but unpaid dividend.

                If redeemed during the 12 month period beginning on April 10 in each of the years set forth below, the redemption price per share shall be as follows:






























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                Year                       Redemption Price Per Share
                ----                       --------------------------

                1991                             $ 17.250
                1992                               17.125
                1993                               17.000
                1994                               16.875
                1995                               16.750
                1996                               16.625
                1997                               16.500
                1998                               16.375
                1999                               16.250
                2000                               16.125
                2001 and thereafter                16.000

           (ii) So long as any shares of the ESOP Convertible Preferred Stock are outstanding, any repurchase, redemption or other retirement of any Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Parity Securities) must be made on a pro rata basis with the ESOP Convertible Preferred Stock so that the total redemption prices of the shares redeemed of ESOP Convertible Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that the total redemption prices of all shares outstanding on the applicable date of ESOP Convertible Preferred Stock and such Parity Securities bear to each other, unless prior to or concurrently with such repurchase, redemption or other retirement, as the case may be, any and all accrued and unpaid dividends on shares of the ESOP Convertible Preferred Stock not paid on the dates provided for in paragraph (3)(i) hereof (including any and all accrued dividends not paid by reason of the terms and conditions of paragraph (3)(i) or paragraph
  (3)(iii) hereof) shall have been or be paid.

            (iii) Shares of ESOP Convertible Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock.

            (iv) In the event of a change in the federal tax law or regulations of the United States of America or of an interpretation or application of such law or regulations or of a determination by a court of competent jurisdiction, which in any case has the effect of precluding the Corporation from claiming (other than for purposes of calculating any alternative minimum tax) any of the tax deductions for dividends paid on the ESOP


























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  Convertible Preferred Stock when such dividends are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), as in effect on the date shares of ESOP Convertible Preferred Stock are initially issued, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph (5)(i) hereof, elect to redeem any or all of the ESOP Convertible Preferred Stock for (a) the amount payable in respect of such shares upon liquidation of the Corporation pursuant to paragraph (4) hereof, if such election is made within one year of the occurrence of such event or (b) the amount payable in respect of such shares as set forth in paragraph (5)(i) hereof, if such election is made after one year from the occurrence of such event.

                (v) In the event that the Corporation certifies to the holders of the ESOP Convertible Preferred Stock that the Corporation has determined in good faith that either the RJR
  Nabisco Capital Accumulation Plan, as amended as of March 15,
  1991, as the same may be further amended, or any successor plan
  (the "Plan") is not qualified within the meaning of Section
  401(a) of the Code or the RJR Nabisco Employee Stock Ownership Program forming a part thereof, as the same may be amended, or any successor program (the "Program"), is not an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph (5)(i) hereof, elect to redeem any or all of the ESOP Convertible
  Preferred Stock for (a) the amount payable in respect of such shares upon liquidation of the Corporation pursuant to paragraph
  (4) hereof, if such election is made within one year of the occurrence of such event or (b) the amount payable in respect of such shares as set forth in paragraph (5)(i) hereof, if such election is made after one year from the occurrence of such event.

                (vi) In the event that the Plan or the Program is, or contributions thereto are, expressly terminated by the Corporation, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph (5)(i) hereof, elect to redeem any or all the ESOP Convertible Preferred Stock for the amount payable in respect of such shares as set forth in paragraph (5)(i) hereof.

                (vii) In the event and to the extent that redemption of shares of ESOP Convertible Preferred Stock is necessary or appropriate to provide for the distributions required to be made under, or to satisfy an investment election provided to participants in accordance with, the Program, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph (5)(i) hereof, elect to redeem any or all ESOP Convertible Preferred Stock for the amount payable in respect of such shares upon liquidation of the Corporation pursuant to paragraph (4) hereof.

























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                (viii)  In the event and to the extent that shares of
  ESOP Convertible Preferred Stock are transferred to a participant in the Plan, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph (5)(i) hereof, elect to redeem such shares of ESOP Convertible Preferred Stock for the amount payable in respect of such shares upon liquidation of the Corporation pursuant to paragraph (4) hereof.

                (ix) In the event and to the extent that the Corporation is required under Section 409(h)(1)(B) of the Code or any successor provision of law to redeem shares of ESOP Convertible Preferred Stock, the Corporation shall, notwithstanding anything to the contrary contained in paragraph
  (5)(i) hereof, redeem such shares of ESOP Convertible Preferred Stock for the amount equal to the greater of (i) the value as of the applicable valuation date (as determined under the Program) of the shares of Common Stock into which such shares of ESOP Convertible Preferred Stock are convertible as of such date or
  (ii) the amount payable in respect of such shares of upon liquidation of the Corporation pursuant to paragraph (4) hereof.

                (x) Notwithstanding anything to the contrary contained herein, subject to the final sentence of this paragraph (5)(x), if there is, or if as a result of any redemption pursuant to paragraph (5)(ix) hereof there would be, a default or event of default under any debt instrument or agreement of the Corporation or any of its subsidiaries or any other material obligation of the Company or any of its subsidiaries, or an impairment of capital or violation of the General Corporation Law of the State of Delaware (collectively, an "Event"), then any such redemption shall be deferred until the first business day that such redemption may occur without any such Event existing or resulting. If at any time consummation of any redemptions to be made by the Corporation pursuant to paragraph (5)(ix) would result in an Event, then the Corporation shall make redemptions of shares of ESOP Convertible Preferred Stock pro rata (on the basis of the proportion of the number of shares of ESOP
  Convertible Preferred Stock which each holder shall have specified to be redeemed for the maximum number of shares of ESOP Convertible Preferred Stock permitted without resulting in an Event; provided, however, that the provisions of the first sentence of this paragraph (5)(x) shall apply in respect of all shares of ESOP Convertible Preferred Stock not redeemed. Until all of such ESOP Convertible Preferred Stock is redeemed and paid for by the Corporation, the shares of ESOP Convertible Preferred Stock which are required to be redeemed under Section
  409(h)(1)(B) of the Code or any successor provision of law which are not redeemed in accordance with this paragraph (5)(x) shall have priority, on a pro rata basis, over other redemptions by the Corporation pursuant to this paragraph (5). Notwithstanding the terms of this paragraph (5)(x) or paragraph (5)(ix), to the extent the deferral provided for by this paragraph (5)(x) would not be permitted by the Code or the Employee Retirement Income

  Security Act of 1974, as amended ("ERISA"), or any successor provision of law, the provisions of paragraph (5)(ix) shall, to the extent permitted by the Code and ERISA, be of no force or effect where an Event would occur without regard to such deferral.

                (xi) The Corporation, at its option, may make payment of the redemption price required to be paid upon redemption of shares of ESOP Convertible Preferred Stock (other than pursuant to paragraph (9)(iv)) in cash or in shares of Common Stock, or in securities of comparable value that constitute "qualifying employer securities" with respect to a holder of ESOP Convertible Preferred Stock within the meaning of Section 409(1) of the Code and Section 407(d)(5) of ERISA or any successor provisions of law ("Qualifying Employer Securities") or in any combination of such shares, Qualifying Employer Securities and cash, any such shares and Qualifying Employer Securities to be valued for such purpose at their Fair Market Value (as defined in paragraph (7)(vi)(e) hereof) as of the date of redemption.

                (6) Procedure for Redemption. (i) In the event that fewer than all the outstanding shares of ESOP Convertible
  Preferred Stock are to be redeemed other than pursuant to paragraph (5)(vii), (5)(viii) or (5)(ix) or paragraph (9)(iv), the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata, except that in any redemption of fewer than all the outstanding shares of ESOP Convertible Preferred Stock, the Corporation may redeem all shares held by any holders of a number of shares not to exceed 100, including all shares held by holders who, after giving effect to such redemption, would hold less than 100 shares, as may be specified by the Corporation.

                (ii) In the event the Corporation shall redeem shares of ESOP Convertible Preferred Stock other than pursuant to paragraph 5(vii), 5(viii) or (5)(ix) or paragraph (9)(iv), subject to applicable law, written notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 20 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of ESOP
  Convertible Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (a) the redemption date; (b) the number of shares of ESOP Convertible Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (c) the redemption price; (d) that shares of ESOP
  Convertible Preferred Stock called for redemption may be converted in accordance with, and subject to the terms of, paragraph (7) hereof at any time prior to the date fixed for redemption (unless the Corporation shall default in payment of the redemption price, in which case such right shall not terminate at such date); (e) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (f) the method and form of payment of the redemption price; and (g) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

           (iii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing cash, Qualifying Employer Securities or shares of Common Stock for the payment of the redemption price of the shares called for redemption) dividends on the shares of ESOP Convertible Preferred Stock so called for redemption, to the extent theretofore accruing, shall cease to accrue and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and all rights of the holders thereof as holders of the ESOP Convertible Preferred Stock (except the right to receive from the Corporation the redemption price and any and all accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid together with payment of any and all accrued and unpaid dividends, without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                (7) Conversion. (i) Upon the terms and in the manner set forth in this paragraph (7) and subject to the provisions for adjustment contained in paragraph (7)(vi), each share of the ESOP Convertible Preferred Stock shall be convertible, at the option of the holder thereof at any time, upon surrender to the Corporation of the certificates for the shares to be converted, into a number of fully paid and nonassessable shares of Common
  Stock equal to the aggregate stated value of the ESOP Convertible Preferred Stock to be converted divided by a conversion price
  (the "Conversion Price") of $16.00; provided, however, that the right to convert shares of ESOP Convertible Preferred Stock that have been called for redemption pursuant to paragraphs (5), (6) and (9)(iii) shall terminate at the close of business on the date fixed for redemption, unless the Corporation shall default in making payment of the amount payable upon such redemption and provided, further, that the right to convert shares of ESOP
  Convertible Preferred Stock as to which a notice of redemption has been delivered pursuant to paragraph (9)(iv) shall terminate at the close of business on the fifth (5th) business day prior to the consummation of the transaction described in paragraph
  (9)(ii), unless the Corporation or the successor of the Corporation shall default in making payment of the amount payable upon such redemption.

            (ii) In order to convert shares of the ESOP Convertible Preferred Stock, the holder thereof shall (a) deliver a properly completed and duly executed written notice of election to convert specifying the number of the shares of the ESOP Convertible
  Preferred Stock to be converted and the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued to the Corporation at its principal office or at the office of any agency which may be maintained for such purpose (the "Conversion Agent"), (b) surrender the certificate for such shares of ESOP Convertible Preferred Stock to the Corporation or the Conversion Agent, accompanied, if so required by the Corporation or the Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or the Conversion Agent duly executed by the holder or his attorney duly authorized in writing, and (c) pay any transfer or similar tax required by paragraph (7)(viii).

           (iii) (a) Conversion shall be deemed to have been effected at the close of business on the date (the "Conversion Date") on which the Corporation or the Conversion Agent shall have received the notice of election to convert, the surrendered certificate, any required payments and all other required documents. Immediately upon conversion, the rights of the holders of converted shares of ESOP Convertible Preferred Stock shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of ESOP Convertible Preferred Stock shall be treated for all purposes as having become the record owners of such shares of Common Stock but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock of record on any date prior to the Conversion Date. Conversion shall be at the Conversion Price in effect at such time on such date, unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record of the Common Stock at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered and such notice and any required payments received by the Corporation.

                (b) As promptly as practicable after the Conversion Date, the Corporation shall deliver or cause to be delivered at the office or agency of the Conversion Agent, to or upon the written order of the holder of the surrendered shares of ESOP Convertible Preferred Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock into which such shares of ESOP Convertible Preferred Stock have been converted in accordance with the provisions of this paragraph (7), and any cash payable in respect of fractional shares as provided in paragraph (7)(iv).

                (c) Upon the surrender of a certificate representing shares of ESOP Convertible Preferred Stock that is converted in part, the Corporation shall issue or cause to be issued for the holder a new certificate representing shares of ESOP Convertible Preferred Stock equal in number to the unconverted portion of the shares of ESOP Convertible Preferred Stock represented by the certificate so surrendered.

            (iv) (a) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of ESOP Convertible Preferred Stock.
  Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of ESOP Convertible Preferred Stock, the Corporation shall either (A) pay to the holder of such share (a "Fractional Shareholder") an amount in cash (computed to the nearest cent) equal to the Fair Market Value thereof (as defined in paragraph
  (7)(vi)(e)) on the business day next preceding the Conversion
  Date or (B) follow the procedures set forth in paragraph
  (7)(iv)(b). If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate stated value of the shares of ESOP Convertible Preferred Stock so surrendered.

                (b) The Corporation may, in lieu of paying cash to Fractional Shareholders as provided in paragraph (7)(iv)(a), issue, in full payment of the Corporation's obligation with respect to such fractional interests, shares of Common Stock equal to the aggregate of such fractional interests of such Fractional Shareholder and other Fractional Shareholders
  (aggregated over a reasonable period of time, but not in any event more than 20 business days, and rounded upwards to the nearest whole share) to an agent (which, without limiting the generality of the foregoing, may be the trustee under the Plan or Program, the Corporation or the Conversion Agent) (the "Transfer Agent") appointed by the Corporation for such Fractional Shareholders for sale promptly by the Transfer Agent on behalf of the Fractional Shareholders. The Transfer Agent will remit promptly to such Fractional Shareholders their proportionate interest in the net proceeds (following the deduction of applicable transaction costs and computed to the nearest cent) from such sale.

                (v)     The holders of shares of ESOP Convertible
  Preferred Stock at the close of business on a record date for an ESOP Convertible Preferred Stock dividend (including a Dividend

  Payment Record Date) shall be entitled to receive the dividend payable on such shares (except that holders of shares called for redemption on a redemption date occurring between such record date and the corresponding dividend payment date (including a corresponding Dividend Payment Date) shall not be entitled to receive such dividend on such dividend payment date (including a Dividend Payment Date) but instead will receive accrued and unpaid dividends to such redemption date) on the corresponding dividend payment date (including a Dividend Payment Date) notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such dividend payment date (including a Dividend Payment Date).

                (vi) The Conversion Price shall be subject to adjustment as follows:

                (a) If the Corporation shall (v) declare or pay a dividend on its outstanding Common Stock in shares of Common
  Stock or make a distribution to all holders of its Common Stock in shares of Common Stock, (w) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock,
  (x) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (y) issue by reclassification of its shares of Common Stock other securities of the Corporation, then the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any shares of ESOP Convertible Preferred Stock thereafter converted shall be entitled to receive the number and kind of shares of Common Stock or other securities that the holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of ESOP Convertible Preferred
  Stock been converted immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (7)(vi)(a) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

                (b) If the Corporation shall issue to all holders of its Common Stock rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock at a price per share that is lower than the then Fair Market Value per share of Common Stock
  (as defined in paragraph (7)(vi)(e) below) at the record date mentioned below, the Conversion Price shall be adjusted in accordance with the following formula:

                                      ( N x P )
                                        -----
                        AC = C x  O + (   M   )
                                  -------------
                                     O + N
                where

                        AC = the adjusted Conversion Price.

                         C = the current Conversion Price.

                         O = the number of shares of Common Stock
                             outstanding on the record date.

                         N = the number of additional shares of Common
                             Stock offered.

                         P = the offering price per share of the
                             additional shares.

                         M = the Fair Market Value per share of Common
                             Stock on the record date.

  The adjustment shall be made successively whenever any such rights, options, warrants or convertible or exchangeable securities are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options, warrants or convertible or exchangeable securities. Upon the expiration of any such rights, options, warrants or convertible or exchangeable securities, if any thereof shall not have been exercised, then the Conversion Price shall be increased by the amount of the initial adjustment of the Conversion Price pursuant to this paragraph (7)(vi)(b) in respect of such expired rights, options, warrants or convertible or exchangeable securities.

                (c) In case the Corporation shall distribute to all holders of its outstanding Common Stock any shares of capital stock of the Corporation (other than Common Stock) or evidences of its indebtedness or assets (excluding ordinary cash dividends, which may be an initial cash dividend, payable out of consolidated earnings or earned surplus (both of which to be calculated for these purposes excluding charges for amortization of goodwill and other intangibles) and dividends or distributions referred to in paragraphs (7)(vi)(a) and (b) above and, after the Adjustment Date, excluding all cash dividends) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in paragraph (7)(vi)(b) above) (any of the foregoing being hereinafter in this paragraph (7)(vi)(c) called the "Securities or Assets"), then in each such case, unless the Corporation elects to reserve shares or other units of such Securities or Assets for distribution to the holders of the ESOP Convertible Preferred Stock upon the conversion of the shares of ESOP Convertible Preferred Stock so that any such holder converting shares of ESOP Convertible Preferred Stock will receive upon such conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount and kind of such Securities or Assets which such holder would have received if such holder had, immediately prior to the record date for the distribution of the Securities or Assets, converted its shares of ESOP Convertible Preferred Stock into Common Stock, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Fair Market Value per share (as defined in paragraph (7)(vi)(e) below) of the Common Stock on the record date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive, final and binding) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such rights or warrants applicable to one share of Common Stock, and of which the denominator shall be the Fair Market Value per share of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution, except as provided in paragraph (7)(vi)(h) below.

                (d) If the Corporation shall, after the date hereof, sell and issue any shares of Common Stock, rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock
  (excluding (i) shares of Common Stock, rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock issued in any of the transactions described in paragraphs (7)(vi)(a) and
  (7)(vi)(b) above; (ii) stock options and shares of Common Stock issued to, or issuable upon the exercise of stock options granted to or to be granted to, employees or directors of the Corporation or its subsidiaries; (iii) shares of Common Stock issuable upon exercise of warrants previously issued; (iv) shares issued upon conversion of the Senior Converting Debentures Due 2009 of the Corporation; and (v) shares issued upon conversion of shares of ESOP Convertible Preferred Stock), at a price per share
  (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Corporation in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Corporation upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) that is lower than the then Fair Market Value per share of Common Stock immediately prior to such sale and issuance, then in each case the Conversion Price shall be adjusted in accordance with the following formula:

                                      ( N x P )
                                        -----
                                  O + (   M   )
                                  -------------
                        AC = C x     O + N
                where

                        AC = the adjusted Conversion Price.

                         C = the current Conversion Price.

                         O = the number of shares of Common Stock
                             outstanding on the issue date.

                         N = the number of additional shares of Common
                             Stock offered.

                         P = the offering price per share of the
                             additional shares.

                         M = the Fair Market Value per share of Common
                             Stock on the issue date.

  For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance, and the consideration received or receivable by the Corporation therefor shall be deemed to be the consideration received or receivable by the Corporation (plus any discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock purchasable thereby. In case the Corporation shall (i) sell and issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent or (ii) sell and issue shares of Common Stock together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share" and the "consideration received or receivable by the Corporation" for purposes of the first sentence and the immediately preceding sentence of this paragraph (7)(vii)(d), the Board of Directors shall determine, in its discretion, the fair market value of said property or the shares of Common Stock then being sold as part of such unit, as the case may be, and such determinations, if made in good faith, shall be conclusive, final and binding. The adjustment shall be made successively whenever any such shares of Common Stock, rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock are issued for less than the Fair Market Value, subject to the exceptions noted above, and shall become effective immediately after the issue date.

                Notwithstanding the foregoing, no adjustments of any kind under this paragraph (7)(vi)(d) shall be made with respect to the sale and issuance by the Corporation of any shares of Common Stock, rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock in connection with either (1) an underwritten public offering or (2) any transaction as to which the Corporation has received a written opinion of a nationally recognized investment bank stating that the transaction is fair to the Corporation from a financial point of view.

                (e) For the purposes of any computation under paragraphs (7)(vi)(b), (c) and (d) and for the purposes of paragraphs (5)(xi), (7)(iv)(a) and (9)(iii), the Fair Market Value as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer that are traded shall at any date shall be deemed to be the average of the daily closing prices for the twenty (20) consecutive trading days commencing on the thirtieth (30th) trading day prior to the date in question. The closing price for each day shall be (x) if the shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer are listed or admitted to trading on a national securities exchange, the closing price on the New York Stock Exchange Consolidated Tape (or any successor composite tape reporting transactions on national securities exchanges) or, if such a composite tape shall not be in use or shall not report transactions in such securities, the last reported sales price regular way on the principal national securities exchange on which such securities are listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of stock or the greatest aggregate principal amount of debt securities has been traded during such twenty (20) consecutive trading days), or, if there is no transaction on any such day in any such situation, the mean of the bid and asked prices on such day, or (y) if such securities are not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by NASDAQ or a similar source selected from time to time by the Corporation for the purpose. In the event such closing prices are unavailable, the Fair Market Value shall be deemed to be, subject to applicable law, the fair market value as determined in good faith by the Board of Directors, on the basis of such relevant factors as it in good faith considers, in the reasonable judgment of the Board of Directors, appropriate.

                (f) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this paragraph (7)(vi)(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph (7)(vi) shall be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share, as the case may be.

                (g) For the purposes of this paragraph (7)(vi) and paragraph (7)(ix), the term "shares of Common Stock" shall mean
  (x) the class of stock designated as the Common Stock of the Corporation at the date hereof or (y) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to paragraphs (7)(vi)(a) or (c) above, the holders of ESOP Convertible Preferred Stock shall become entitled to receive any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of ESOP Convertible
  Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of ESOP Convertible Preferred Stock contained in this paragraph (7)(vi).

                (h) Notwithstanding the foregoing, in any case in which this paragraph (7)(vi) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any share of ESOP Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to paragraph (7)(iv).

                (i) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this paragraph
  (7)(vi), the Board of Directors of the Corporation may consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date as is determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph (7)(vi)(i), and, if so, as to what adjustment should be made and when, shall be conclusive, final and binding on the Corporation and all stockholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this paragraph (7)(vi), as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to holders of the Common Stock.

                (vii) Whenever the Conversion Price is adjusted as herein provided, the Chief Financial Officer, Treasurer or Controller of the Corporation shall compute the adjusted Conversion Price in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment. A copy of such certificate shall be filed promptly with any Conversion Agent. Promptly after delivery of any such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of ESOP Convertible Preferred Stock at his last address as shown on the stock books of the Corporation.

            (viii)  The Corporation will pay any and all
  documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of ESOP Convertible Preferred Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of ESOP Convertible Preferred Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                (ix) (a) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its issued Common Stock held in its treasury, or both, for the purpose of effecting the conversion of the ESOP Convertible
  Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of the ESOP Convertible Preferred Stock.

                (b) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the Common Stock issuable upon conversion of the ESOP Convertible Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

                (8) Voting Rights. (i) The holders of record of shares of ESOP Convertible Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (8) or as otherwise provided by law. The holders of ESOP Convertible Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock of the Corporation, voting together with the holders of Common Stock as one class; provided, however, that the ESOP Convertible Preferred Stock shall not be entitled to vote on any increase or decrease in the number of authorized shares of any class or classes of stock. Each share of the ESOP Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of ESOP Convertible
  Preferred Stock could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one-tenth of a vote; it being understood that whenever the Conversion Price is adjusted as provided in paragraph (7) hereof, the voting rights of the ESOP Convertible Preferred Stock shall also be similarly adjusted.

            (ii) So long as any shares of the ESOP Convertible Preferred Stock are outstanding (except when notice of the redemption of all outstanding shares of ESOP Convertible
  Preferred Stock has been given pursuant to paragraphs (5) and (6) or paragraph (9)(iii) and cash, Qualifying Employer Securities or shares of Common Stock have been deposited in trust for such redemption), the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of ESOP Convertible Preferred Stock and any other series of Preferred Stock entitled to vote thereon at the time outstanding voting or consenting, as the case may be, together as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, amend the Certificate of Incorporation or this Certificate of Designation so as to affect materially and adversely the specified rights, preferences, privileges or voting rights of shares of ESOP Convertible Preferred Stock.

           (iii) (a) The creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, (b) the creation of any indebtedness of any kind of the Corporation, or (c) subject to paragraph (8)(i), the increase or decrease in the amount of authorized capital stock of any class, including Preferred Stock, shall not require the consent of the holders of ESOP Convertible Preferred Stock and shall not be deemed to affect materially and adversely the rights, preferences, privileges or voting rights of shares of ESOP Convertible Preferred Stock.

                (9)     Consolidation, Merger, etc.  (i)   In the event
  that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into shares of any successor or resulting company (including the Corporation) that constitute Qualifying Employer Securities that are common stock or common equity with respect to a holder of ESOP Convertible Preferred Stock within the meaning of Section
  409(1) of the Code and Section 407(d)(5) of ERISA, or any successor provision of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, then, in such event, the shares of ESOP Convertible Preferred Stock of such holder shall be converted into or exchanged for and shall become preferred shares of such successor or resulting company, having in respect of such company insofar as possible (taking into account, without limitation, any requirements relating to the listing of such preferred shares on any national securities exchange or the qualification of such preferred shares for trading in any over-the-counter market) the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by paragraphs (5) and (6) hereof and this paragraph (9)), and the qualifications, limitations or restrictions thereon, that the ESOP Convertible Preferred Stock had immediately prior to such transaction; provided, however, that after such transaction each share of stock into which the ESOP Convertible Preferred Stock is so converted or for which it is exchanged shall be convertible, pursuant to the terms and conditions provided by paragraph (7) hereof, into the number and kind of Qualifying Employer
  Securities receivable by a holder of the number of shares of Common Stock into which such shares of ESOP Convertible Preferred Stock could have been converted pursuant to paragraph (7) hereof immediately prior to such transaction and provided, further, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, then such election shall be deemed to be solely for Qualifying Employer Securities (together, if applicable, with a cash payment in lieu of fractional shares) with the effect provided above on the basis of the number and kind of Qualifying Employer Securities receivable by a holder of the number of shares of Common Stock into which the shares of ESOP Convertible Preferred Stock could have been converted pursuant to paragraph
  (7) hereof immediately prior to such transaction (it being understood that if the kind or amount of Qualifying Employer Securities receivable in respect of each share of Common Stock upon such transaction is not the same for each such share, then the kind and amount of Qualifying Employer Securities deemed to be receivable in respect of each share of Common Stock for purposes of this proviso shall be the kind and amount so receivable per share of Common Stock by a plurality of such shares). The rights of the ESOP Convertible Preferred Stock as preferred shares of such successor resulting company shall successively be subject to adjustments pursuant to paragraph (7) hereof after any such transaction as nearly equivalent to the adjustments provided for by such paragraph prior to such transaction.

             (ii) In the event that the Corporation shall consummate any consolidation or merger or similar transaction, however named, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other shares or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of Qualifying Employer Securities that are common stock or common equity (as referred to in paragraph (9)(i)) and cash payments, if applicable, in lieu of fractional shares, outstanding shares of ESOP Convertible Preferred Stock shall, without any action on the part of the Corporation or any holder thereof but subject to paragraph (9)(iii) and (9)(iv), be automatically converted immediately prior to the consummation of such merger, consolidation or similar transaction into shares of Common Stock at the conversion rate then in effect so that each share of ESOP Convertible Preferred Stock shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of shares, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such shares of ESOP Convertible Preferred Stock could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of shares, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of shares, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of shares, securities, cash or other property receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by a plurality of non-electing shares).

                (iii) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph (9)(ii), then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of ESOP Convertible Preferred Stock and the Corporation shall have the right to elect, to the extent permitted by applicable law, by written notice to the holders, to redeem such ESOP Convertible Preferred Stock upon consummation of such transaction (if and when such transaction is consummated), out of funds legally available therefor, in lieu of any cash or other securities which such holder would otherwise be entitled to receive under paragraph (9)(ii) hereof, for the amount payable in respect of shares of ESOP Convertible Preferred Stock upon a redemption by the Corporation pursuant to paragraph (5)(i) hereof, which amount may be paid in cash or in shares of Common Stock or common stock of the successor of the Corporation or in Qualifying Employer Securities of the Corporation or the successor of the Corporation or in any combination thereof, any such shares and Qualifying Employer Securities to be valued for such purpose at their Fair Market Value (as defined in paragraph
  (7)(vi)(e). No such notice of redemption shall be effective unless given to the holders prior to the close of business of the tenth (10th) business day prior to consummation of such transaction, unless the holders shall waive such prior notice, but any notice or redemption so given prior to such time may be withdrawn by notice of withdrawal given to the holders prior to the close of business on the tenth (10th) business day prior to consummation of such transaction.

                (iv) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar transaction described in paragraph (9)(ii) and the Corporation shall not elect pursuant to paragraph (9)(iii) to redeem the ESOP Convertible Preferred Stock, to the extent permitted by applicable law, each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), out of funds legally available therefor, from the Corporation or the successor of the Corporation, in redemption of such ESOP Convertible Preferred Stock, in lieu of any cash or other securities which such holder would otherwise be entitled to receive under paragraph (9)(ii) hereof, a cash payment equal to the amount payable in respect of shares of ESOP Convertible
  Preferred Stock upon a redemption by the Corporation pursuant to paragraph (5)(i) hereof. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business of the fifth (5th) business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice or redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth (5th) business day prior to consummation of such transaction.

                (10) Limitations. Except as may otherwise be required by law, the shares of ESOP Convertible Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution (as such resolution may be amended from time to time) or otherwise in the Certificate of Incorporation of the Corporation.

                The following is a statement of the number, designation, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Series B Cumulative Preferred Stock of the
  Corporation:

                (1) Designation. The designation of the series of Preferred Stock authorized by this resolution shall be "Series B Cumulative Preferred Stock" (the "Series B Preferred Stock") consisting of 50,000 shares. The stated value of the Series B Preferred Stock shall be $25,000 per share, which value does not represent a determination by the Board of Directors for the purposes of the capital accounts.

                (2) Rank. The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank prior to the Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation and on a parity with the Cumulative Convertible Preferred Stock, par value $0.01 per share and stated value $25.00 per share (the
  "Cumulative Convertible Preferred Stock"), and the ESOP
  Convertible Preferred Stock, par value $0.01 per share and stated value $16.00 per share (the "ESOP Convertible Preferred Stock"), of the Corporation. All equity securities of the Corporation to which the Series B Preferred Stock ranks prior, including the Common Stock, are collectively referred to herein as the "Junior Securities," all equity securities of the Corporation with which the Series B Preferred Stock ranks on a parity, including the Cumulative Convertible Preferred Stock and the ESOP Convertible Preferred Stock, are collectively referred to herein as the "Parity Securities" and all equity securities of the Corporation (other than convertible debt securities) to which the Series B Preferred Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding-up or otherwise, are collectively referred to herein as the "Senior Securities." The Series B Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

                (3) Dividends. (i) The holders of outstanding shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate per annum of 9 1/4% of the stated value ($25,000) per share and no more, payable in arrears on the first business day of each March, June, September and December, commencing December 1, 1993 (each of such dates being a "Dividend Payment Date"). If any Dividend Payment Date shall be or be declared a national or New York State holiday or if banking institutions in the State of New York shall be closed because of a banking moratorium or otherwise on such date, then the Dividend Payment Date shall be on the next succeeding day on which such banks shall be open. Each such dividend shall be payable to holders of record as they appear on the stock books of the Corporation at the close of business on each record date, which shall be the 15th day immediately preceding each such Dividend
  Payment Date (each of such dates being a "Dividend Payment Record Date"). Each of such quarterly dividends shall be fully cumulative and shall accrue (whether or not declared) on a daily basis, without interest, from the previous Dividend Payment Date, except that the first dividend shall accrue, without interest, from the date of initial issuance of the Series B Preferred
  Stock.  Accrued and unpaid dividends shall not bear interest.
  Dividends will cease to accrue in respect of the Series B
  Preferred Stock on the date of their earlier redemption pursuant to paragraph (4), unless the Corporation shall default in providing funds for the payment of the redemption price of the shares called for redemption pursuant to paragraphs (4) and (5). Dividends payable on the Series B Preferred Stock for the first dividend period and any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

           (ii) No full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Parity Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment on the Series B Preferred Stock through the most recent Dividend Payment Date. If any dividends are not paid or set apart in full, as aforesaid, upon the shares of the Series B Preferred Stock and any Parity Securities, all dividends declared upon shares on the Series B Preferred Stock and any Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such Parity Securities bear to each other. Unless full cumulative dividends, if any, accrued on all outstanding shares of the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment through the most recent Dividend Payment Date, no dividend shall be declared or paid or set apart for payment or other distribution declared or made on any Junior Securities (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into, any Junior Securities), nor shall any Junior Securities be redeemed, purchased or otherwise retired for any consideration, nor may any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such securities, by the Corporation (other than redemptions and purchases pursuant to or in accordance with employee stock subscription agreements entered into between the Corporation and certain of its or its subsidiaries' directors, officers and key employees), except by conversion into or exchange for Junior Securities. Holders of the shares of the Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends as provided in paragraph 3(i).

                (iii) Subject to the foregoing provisions of this paragraph (3), the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities or Parity Securities, and may redeem, purchase, or otherwise retire any Junior Securities, and the holders of the shares of the Series B Preferred Stock shall not be entitled to share therein.

                (iv) Any dividend payment made on shares of the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of the Series B Preferred Stock.

                (v) All dividends paid with respect to shares of the Series B Preferred Stock pursuant to this paragraph (3) shall be paid pro rata to the holders entitled thereto.

                (vi) Holders of shares of the Series B Preferred Stock shall be entitled to receive the dividends provided for in this paragraph (3) in preference to and in priority over any dividends upon any of the Junior Securities.

                (4) Redemption. (i) The shares of the Series B Preferred Stock shall not be redeemable prior to August 18, 1998. On and after August 18, 1998, the Corporation, at its option, may redeem shares of the Series B Preferred Stock, as a whole or in part, at any time or from time to time, at a redemption price per share of $25,000, plus, in each case, an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption, without interest, to the extent the Corporation shall have funds legally available for such payment.

                (ii) So long as any shares of the Series B Preferred Stock are outstanding, any repurchase, redemption or other retirement of any Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Parity Securities) must be made on a pro rata basis with the Series B Preferred Stock so that the total redemption prices of the shares redeemed of Series
  B Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that the total redemption prices of all shares outstanding on the applicable date of Series
  B Preferred Stock and such Parity Securities bear to each other, unless prior to or concurrently with such repurchase, redemption or other retirement, as the case may be, all accrued and unpaid dividends on shares of the Series B Preferred Stock not paid on the dates provided for in paragraph (3)(i) hereof (including accrued dividends not paid by reason of the terms and conditions of paragraph (3)(i) or paragraph (3)(ii) hereof) shall have been or be paid.

                (iii) The holders of shares of Series B Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the call for redemption thereof (except that holders of shares called for redemption on a date occurring between such Record Date and the Dividend Payment Date shall not be entitled to receive such dividend on such Dividend Payment Date) or the Corporation's default in payment of the dividend due on such Dividend Payment Date.

                (iv) Shares of Series B Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock.

                (5) Procedure for Redemption. (i) In the event that fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other means determined by the Board of Directors in its sole discretion to be equitable, except the Corporation may redeem all shares held by any holders of a number of shares not to exceed 100, including all shares held by holders who, after giving effect to such redemption, would hold less than 100 shares, as may be specified by the Corporation.

                (ii) In the event the Corporation shall redeem shares of Series B Preferred Stock, written notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series B
  Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state: (a) the redemption date; (b) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (c) the redemption price including an amount equal to any accrued and unpaid dividends to the redemption date; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date (unless the Corporation shall default in providing funds for the payment of the redemption price of the shares called for redemption at the time and place specified in such notice).

                (iii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing funds for the payment of the redemption price of the shares called for redemption), notwithstanding that the certificates evidencing any shares of Series B Preferred Stock so called for redemption shall not have been surrendered, dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue and shall be redeemed and, upon the taking of any action required by applicable law, said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and any accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid plus an amount equal to any accrued and unpaid dividends, without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                (iv) The Corporation's obligation to provide funds for the payment of the redemption price (including an amount equal to any accrued and unpaid dividends to the redemption date) of the shares called for redemption shall be deemed fulfilled if, on or before a redemption date, the Corporation shall deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City and having a capital and surplus of at least $50,000,000, such funds sufficient to pay the redemption price (including an amount equal to any accrued and unpaid dividends to the redemption date) of the shares called for redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be delivered upon redemption of the shares of Series B Preferred
  Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be repaid and released to the

  Corporation, after which the holder or holders of such shares of Series B Preferred Stock so called for redemption shall look only to the Corporation for delivery of such funds.

                (6) Liquidation Preference. (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after payment or provision for payment of any Senior Securities, an amount per share of Series B Preferred
  Stock in cash equal to the sum of $25,000 plus an amount equal to all accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities in connection with such liquidation, dissolution or winding up. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series B Preferred Stock and any Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series
  B Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full. Except as provided in this paragraph (6)(i), holders of Series B Preferred
  Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

                (ii) For the purposes of this paragraph (6), neither the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations nor the consolidation or merger of one or more corporations with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

                (7) Voting Rights. (i) The holders of record of shares of Series B Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph
  (7) or as otherwise provided by law.

                (ii) (a) If at any time or times dividends payable on all series of Preferred Stock, including the Series B Preferred
  Stock, shall be in arrears and unpaid for the six quarterly periods, then the number of directors constituting the Board of Directors, without further action, shall be increased by two (2) and the holders of shares of Series B Preferred Stock shall have the right, together with the holders of all other outstanding series of the Preferred Stock entitled to vote thereon (other than the Cumulative Convertible Preferred Stock), to elect the directors of the Corporation to fill such newly created directorships, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors; provided, that in no event shall such holders have the right to elect more than 25% of the total number of directors of the Corporation; provided, further, that, notwithstanding the foregoing proviso, such holders shall have the right to elect not less than one director pursuant to this paragraph (7)(ii)(a).

                        (b) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of shares of Series B Preferred Stock together with the holders of all other outstanding series of the Preferred
  Stock entitled to vote thereon (other than the Cumulative
  Convertible Preferred Stock), called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such meetings or by the written consent of such holders pursuant to Section 228 of the General Corporation Law of the State of Delaware. Such voting right shall continue until such time as all cumulative dividends accumulated on all outstanding series of Preferred Stock shall have been paid in full or declared and set aside for payment in full, at which time such voting right of such holders shall terminate, subject to revesting in the event of each and every subsequent failure of the Corporation to pay dividends for the requisite number of quarters as described above.

                        (c) At any time when such voting right shall have vested in the holders of shares of Series B Preferred Stock together with all other series of Preferred Stock entitled to vote thereon (other than the Cumulative Convertible Preferred
  Stock) and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of 10% of the holders of record of shares of such series of Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of shares of such series of Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of such series of Preferred Stock then outstanding may designate in writing a holder of shares of such series of Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph (7)(ii)(c). Any holder of shares of such series of Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for such series of Preferred Stock for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

                        (d) At any meeting held for the purpose of electing directors at which the holders of shares of Series B Preferred Stock together with all other series of Preferred Stock entitled to vote thereon (other than the Cumulative Convertible Preferred Stock) shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of at least a majority of the then outstanding shares of such series of Preferred Stock shall be required and be sufficient to constitute a quorum of such series for the election of directors by such series. At any such meeting or adjournment thereof (x) the absence of a quorum of the holders of shares of such series of Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of stock of such series of Preferred Stock and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of shares of such series of Preferred
  Stock and (y) in the absence of a quorum of the holders of shares of such series of Preferred Stock, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting for the election of directors which the holders of shares of such series of Preferred Stock may be entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

                        (e) The term of office of all directors elected by the holders of shares of Series B Preferred Stock together with all other series of Preferred Stock entitled to vote thereon
  (other than Cumulative Convertible Preferred Stock) pursuant to paragraph (7)(ii)(a) in office at any time when the aforesaid voting rights are vested in the holders of shares of such series of Preferred Stock shall terminate upon the election of their successors at any meeting of stockholders for the purpose of electing directors. Upon any termination of the aforesaid voting rights in accordance with paragraph (7)(ii)(b), the term of office of all directors elected by the holders of shares of such series of Preferred Stock pursuant to paragraph (7)(ii)(a) then in office shall thereupon terminate and upon such termination the number of directors constituting the Board of Directors shall, without further action, be reduced by two (2) (or such other lesser number by which the number of directors constituting the

  Board of Directors shall have been increased pursuant to paragraph (7)(ii)(a) hereof), subject always to the increase of the number of directors pursuant to paragraph (7)(ii)(a) in case of the future right of the holders of shares of such series of Preferred Stock to elect directors as provided herein.

                        (f) In case of any vacancy occurring among the directors elected pursuant to paragraph (7)(ii)(a), the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant. If all directors so elected by the holders of shares of Series B Preferred Stock together with all other series of Preferred Stock entitled to vote thereon (other than Cumulative Convertible Preferred Stock) shall cease to serve as directors before their terms shall expire, the holders of shares of such series of Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

                (iii) So long as any shares of the Series B Preferred Stock are outstanding (except when notice of the redemption of all outstanding shares of Series B Preferred Stock has been given pursuant to paragraphs (5) and (6) and funds have been deposited in trust for such redemption), the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series B Preferred Stock and any other series of Preferred Stock entitled to vote thereon at the time outstanding voting or consenting, as the case may be, together as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, authorize any new class of Parity Securities.

                (iv) So long as any shares of the Series B Preferred Stock are outstanding (except when notice of the redemption of all outstanding shares of Series B Preferred Stock has been given pursuant to paragraphs (5) and (6) and funds have been deposited in trust for such redemption), the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-
  2/3% of the shares of Series B Preferred Stock and any other series of Preferred Stock entitled to vote thereon at the time outstanding voting or consenting, as the case may be, together as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, authorize any new class of Senior Securities or designate a new series of Senior Securities from an existing class of Preferred Stock.

                (v) So long as any shares of the Series B Preferred Stock are outstanding (except when notice of the redemption of all outstanding shares of Series B Preferred Stock has been given pursuant to paragraphs (5) and (6) and funds have been deposited in trust for such redemption), the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-
  2/3% of the shares of Series B Preferred Stock and any other series of Preferred Stock entitled to vote thereon at the time outstanding voting or consenting, as the case may be, together as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, amend the Certificate of Incorporation or this Certificate of Designation so as to affect materially and adversely the specified rights, preferences, privileges or voting power of holders of shares of Series B Preferred Stock.

                (vi) Except as set forth in paragraph (7)(iii) and paragraph (7)(iv) above, the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, the creation of any indebtedness of any kind of the Corporation, or the increase or decrease in the amount of authorized capital stock of any class, including Preferred Stock, shall not require the consent of the holders of Series B
  Preferred Stock and shall not be deemed to affect materially and adversely the rights, preferences, privileges or voting power of holders of shares of Series B Preferred Stock.

                (vii) When voting together as one class with the holders of any other series of Preferred Stock, the holders of Series B Preferred Stock shall be entitled to 1,000 votes per share.

                (8) Increase in Shares. The number of shares of Series B Preferred Stock may, to the extent of the Corporation's authorized and unissued Preferred Stock, be increased by further resolution duly adopted by the Board of Directors and the filing of a certificate of increase with the Secretary of State of the State of Delaware.

                (9) Limitations. Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution (as such resolution may be amended from time to time) or otherwise in the Certificate of Incorporation of the Corporation.

                The following is a statement of the number, designation, powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the Series C Conversion Preferred Stock of the
  Corporation:

                (1) Designation. The designation of the series of Preferred Stock authorized by this resolution shall be "Series C Conversion Preferred Stock" (the "Series C Preferred Stock") consisting of 26,675,000 shares.

                (2) Rank. The Series C Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution and winding up, rank prior to the Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation and on a parity with the Series B Cumulative Preferred Stock, par value $0.01 per share (the "Series B Cumulative Preferred
  Stock"), and the ESOP Convertible Preferred Stock, par value
  $0.01 per share and stated value $16.00 per share (the "ESOP Convertible Preferred Stock"), of the Corporation. All equity securities of the Corporation to which the Series C Preferred Stock ranks prior, including the Common Stock, are collectively referred to herein as the "Junior Securities," all equity securities of the Corporation with which the Series C Preferred Stock ranks on a parity, including the Series B Cumulative Preferred Stock and the ESOP Convertible Preferred Stock, are collectively referred to herein as the "Parity Securities" and all equity securities of the Corporation (other than convertible debt securities) to which the Series C Preferred Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding-up or otherwise, are collectively referred to herein as the "Senior Securities." The Series C Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

                (3) Dividends. (a) The holders of outstanding shares of the Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends accruing at the per share rate of $1.503 per quarter and no more, payable in arrears on each February 15, May 15, August 15 and November 15, respectively
  (each such date being hereinafter referred to as a "Dividend
  Payment Date"), commencing on August 15, 1994. If any Dividend Payment Date shall be or be declared a national or New York State holiday or if banking institutions in the State of New York shall be closed because of a banking moratorium or otherwise on such date, then such dividends shall be paid on the next succeeding day on which such banks shall be open. Each such dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not less than 10 nor more than 50 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends on the Series C Preferred Stock shall accrue (whether or not declared) on a daily basis from the previous Dividend Payment Date, except that the first dividend shall accrue from the date of issuance of the Series C Preferred Stock. Accrued and unpaid dividends shall not bear interest. Dividends will cease to accrue in respect of the Series C Preferred Stock on the Mandatory Conversion Date (as defined in paragraph (4)(a)) or on the date of their earlier redemption or conversion, unless the Corporation shall default in delivering the shares of Common Stock or other kind of security or other property and cash, if any, payable by the Corporation upon such redemption or conversion pursuant to paragraph (4). Dividends (or cash amounts equal to accrued and unpaid dividends) payable on the Series C Preferred Stock for any period shorter than a quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

                (b) No full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Parity Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment on the Series C Preferred Stock through the most recent Dividend Payment Date. If any dividends are not paid or set apart in full, as aforesaid, upon the shares of the Series C Preferred Stock and any Parity Securities, all dividends declared upon the Series C Preferred Stock and any Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Series C Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Stock and such Parity Securities bear to each other. Unless full cumulative dividends, if any, accrued on all outstanding shares of the Series C
  Preferred Stock have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment through the most recent Dividend Payment Date, no dividend shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other Junior Securities (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into, Common Stock or any other Junior
  Securities), nor shall any Common Stock nor any other Junior Securities be redeemed, purchased or otherwise acquired for any consideration, nor may any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such securities, by the Corporation (other than redemptions and purchases pursuant to or in accordance with employee stock subscription agreements entered into between the Corporation and its subsidiaries' directors, officers and key employees), except by conversion into or exchange for Junior Securities. Except as provided in paragraph 4(d), holders of the shares of the Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends as provided in paragraph 3(a).

                (c) Subject to the foregoing provisions of this paragraph (3) and paragraph (4)(d), the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities or Parity Securities, and may redeem, purchase or otherwise acquire out of funds legally available therefor any Junior Securities, and the holders of the shares of the Series C Preferred Stock shall not be entitled to share therein.

                (d) Any dividend payment made on shares of the Series C Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of the Series C Preferred Stock.

                (e) All dividends paid with respect to shares of the Series C Preferred Stock pursuant to this paragraph (3) shall be paid pro rata to the holders entitled thereto.

                (f) Holders of shares of the Series C Preferred Stock shall be entitled to receive the dividends provided for in this paragraph (3) in preference to and in priority over any dividends upon any of the Junior Securities.

                (4)  Redemptions or Conversions.  (a)  Conversion on
                                                       -------------
  Mandatory Conversion Date.  Unless earlier called for redemption
  -------------------------
  in accordance with the provisions hereof, on May 15, 1997 (the "Mandatory Conversion Date"), each outstanding share of the Series C Preferred Stock shall convert into:

                        (i)       subject to paragraph (4)(b)(vii) and
  (4)(d)(vi), shares of Common Stock at the Common Equivalent
  Rate (determined as provided in this paragraph (4)) in effect on the Mandatory Conversion Date; and

                        (ii) the right to receive an amount in cash equal to all accrued and unpaid dividends on such share of Series
  C Preferred Stock to and including the Mandatory Conversion
  Date, whether or not declared, out of funds legally available for the payment of dividends (and dividends shall cease to accrue on such share as of the Mandatory Conversion
  Date).

                Subject to paragraphs 4(b)(i)(D), 4(b)(vii) and 4(d)(vi), the Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock or its issued Common Stock held in its treasury or both, for the purpose of effecting conversion of the Series C Preferred Stock pursuant to this paragraph 4(a), the full number of shares of Common Stock then deliverable upon such conversion of all outstanding shares of Series C Preferred Stock.

                (b)  Conversion Upon the Occurrence of Certain Events.
                     ------------------------------------------------
  (i) If there shall occur a merger or consolidation of the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) (other than a merger or consolidation of the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) with or into a wholly owned subsidiary of the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity)) that results in the conversion or exchange of Common
  Stock into, or the right to receive, other securities or other property (whether of the Corporation or any other entity)
  ("Merger Consideration") (any such merger or consolidation is referred to herein as a "Merger or Consolidation"), then (subject to the following provisions of this paragraph (4)(b) and paragraph 4(c)), each outstanding share of the Series C Preferred Stock shall, at the option of the Corporation:

                (A)     (x)  immediately prior to the Merger or
  Consolidation, convert into, subject to paragraphs
  (4)(b)(vii) and (4)(d)(vi), shares of Common Stock at the Common Equivalent Rate in effect immediately prior to such Merger or Consolidation; plus

                (y)  the right to receive an amount in cash
  equal to all accrued and unpaid dividends on such share of the Series C Preferred Stock to and including the Settlement Date (as defined in paragraph 4(i)(v)), whether or not declared, out of funds legally available therefor (and dividends shall cease to accrue on such share as of the Settlement Date); plus

                (z)  the right to receive an amount of cash
  initially equal to $18.036, declining by $.01656 on each day following the date of issuance of the Series C Preferred Stock (computed on the basis of a 360-day year of twelve 30-day months) to $.996 on March 15, 1997, and equal to zero thereafter, in each case determined with reference to the Settlement Date, out of funds legally available therefor;

        provided, that if the Call Price (as defined in paragraph
        --------
  (4)(i)(ii)) on the Settlement Date is less than the sum of
  (I) the product of (1) the Current Market Price (as defined in paragraph (4)(d)(viii)) of a share of Common Stock on the Settlement Date (which Current Market Price shall be appropriately adjusted for the purposes of this proviso if the Corporation has made any antidilution adjustment to the Common Equivalent Rate pursuant to paragraph 4(d) with respect to an event which has not occurred as of such Settlement Date) and (2) the number of shares of Common
  Stock issuable upon conversion of a share of Series C
  Preferred Stock pursuant to clause 4(b)(i)(A)(x) above, and
  (II) the amount of cash to be received with respect to an outstanding share of Series C Preferred Stock pursuant to clause 4(b)(i)(A)(z) above, then the number of shares of
  Common Stock issuable pursuant to clause 4(b)(i)(A)(x) above shall be reduced so that the sum referred to above in this proviso equals the Call Price on the Settlement Date, and provided, further, that the Corporation (or following the
  --------  -------
  application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) may, at its option, deliver on the Settlement Date, in lieu of some or all of the cash consideration described in clauses 4(b)(i)(A)(y) and (z) above, a number of shares of Common Stock (subject to paragraphs 4(b)(vii) and 4(d)(vi)) to be determined by dividing the amount of cash consideration that the Corporation has elected to pay in Common Stock by the Current Market Price of the Common Stock determined as of the Settlement Date (which Current Market Price shall be appropriately adjusted, if necessary, for the purposes of this proviso if (I) the Corporation has made any antidilution adjustment to the Common Equivalent Rate pursuant to paragraph 4(d) with respect to an event which has not occurred as of such Settlement Date or (II) the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) has distributed cash or other property pursuant to clause (2) of paragraph 4(d)(iii), shares or other units of securities or assets pursuant to clause (2) of paragraph 4(d)(iv) or shares of capital stock of the Spinoff Corporation (as defined in paragraph 4(d)(v)) pursuant to clause (2) of paragraph 4(d)(v)). Notwithstanding the foregoing terms of this paragraph 4(b)(i)(A), if there shall have occurred an adjustment pursuant to paragraph (4)(d)(vi) as a result of a conversion or exchange or merger or consolidation referred to in such paragraph prior to the Settlement Date, then with respect to the exercise of any such option referred to in this paragraph 4(b)(i)(A) (including the exercise of the option referred to in the foregoing proviso by the Corporation (or its successor)), the Corporation shall deliver out of funds legally available therefor on such Settlement Date, in lieu of shares of Common Stock as described in this paragraph 4(b)(i)(A), the kind of securities or other property received by holders of Common Stock as a result of such conversion or exchange or merger or consolidation, in the same relative proportions (if more than one kind of securities or other property was so received) as exist in the Common Equivalent Rate on such Settlement Date, with an aggregate market price (determined for any security or other property, to the extent possible, in the manner that the Current Market Price is determined for the Common Stock, and otherwise determined by the Board of Directors of the Corporation (or its successor), whose determination shall be conclusive), as of such Settlement
  Date, equal to the amount of cash consideration that the Corporation has elected to pay in such securities or other property (the option set forth in this paragraph 4(b)(i)(A) being hereinafter referred to as the "Common Conversion Option"); or

                (B) be converted into the right to receive (at the time such Merger Consideration is distributed to holders of shares of Common Stock) in such Merger or Consolidation
  (subject to provision being made therefor in an applicable agreement with respect to such Merger or Consolidation) in exchange for such share of Series C Preferred Stock one share or other unit of a security (whether debt or equity or any depositary receipt representing such a security) (the "Issuing Entity Preferred Stock") of the Issuing Entity (as defined in paragraph 4(b)(ii)) having terms substantially equivalent to the Series C Preferred Stock (except that upon call or conversion such Issuing Entity Preferred Stock shall convert into Issuing Entity Common Equity (as defined in paragraph 4(b)(ii)) (the option set forth in this paragraph 4(b)(i)(B) being hereinafter referred to as the "Issuing
  Entity Preferred Stock Conversion Option"); or

                (C) be converted into the right to receive (at the time such Merger Consideration is distributed to holders of Common Stock) in such Merger or Consolidation (subject to provision being made therefor in an applicable agreement with respect to such Merger or Consolidation) in exchange for such share of Series C Preferred Stock one share of a new series of Preferred Stock of the Corporation (or depositary receipts representing such Preferred Stock) ("New Preferred Stock") having terms substantially equivalent to the Series C Preferred Stock, except that (A) upon call or conversion such New Preferred Stock shall be exchanged
  (either against the Corporation or the Issuing Entity as provided in the agreement with respect to such Merger or Consolidation) into Issuing Entity Common Equity, out of funds legally available therefor, and (B) such New Preferred Stock need not provide holders thereof with the right to vote on all matters submitted to a vote of holders of Common Stock as provided in paragraph 6(b) (the option set forth in this paragraph 4(b)(i)(C) being hereinafter referred to as the "Corporation Preferred Stock Conversion Option"); or

                (D)  remain outstanding after such Merger or
  Consolidation, but only if the agreement with respect to such Merger or Consolidation requires that following the effective time of the Merger or Consolidation (a) upon call or conversation of the Series C Preferred Stock, in lieu of the Corporation delivering, out of funds legally available therefor, shares of its Common Stock, the Issuing Entity shall be obligated to deliver, out of legally available funds, Issuing Entity Common Equity directly to holders of the Series C Preferred Stock, (b) the Issuing Entity shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Issuing Entity Common Equity and its issued common equity held in its treasury, for the purpose of effecting any conversion of the Series C Preferred Stock, the full number of shares or other units of common equity deliverable upon any such call or conversion of all outstanding shares of Series C Preferred Stock, (c) the Issuing Entity shall have the right to call the Series C Preferred Stock and to cause the exchange of the Series C Preferred Stock for its Issuing Entity Common Equity upon such call and (d) the Corporation shall relinquish the right to call the Series C Preferred Stock and its obligations upon conversion of the Series C Preferred Stock. In such event, from and after such effective time, (x) holders of shares of Series C Preferred Stock will no longer have any right to receive any consideration from the Corporation upon call or conversion of the Series C Preferred Stock and (y) all references in this paragraph (4) and in paragraphs
  (6)(d), (e) and (f) to Common Stock shall thereafter mean Issuing Entity Common Equity and (z) the Corporation may, without a vote of the holders of Series C Preferred Stock, amend this Certificate of Designation to make any incidental and conforming modifications to reflect the provisions contained in this paragraph 4(b)(i)(D) (the option set forth in this paragraph 4(b)(i)(D) being hereinafter referred to as the "Existing Preferred Stock Option").

                Whether the Issuing Entity Preferred Stock or the New Preferred Stock has terms substantially equivalent to the Series
  C Preferred Stock will be determined by the Board of Directors of the Corporation (or its successor), whose determination shall be conclusive; provided that if the Corporation elects the Issuing
              --------
  Entity Preferred Stock Conversion Option and the Issuing Entity
  is not a corporation or other entity organized under the laws of the United States or any State thereof or the District of
  Columbia (a "non-U.S. entity"), the Issuing Entity Preferred
  Stock may be considered substantially equivalent to the Series C Preferred Stock notwithstanding that, among other things, (i) a holder of Issuing Entity Preferred Stock is not entitled to the dividends received deduction under Section 243 or Section 245 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the tax treatment of a holder of Issuing Entity Preferred Stock differs from the tax treatment of a holder of Series C Preferred Stock, including by reason of a future change in U.S. law, (iii) the Issuing Entity Preferred Stock does not provide voting rights to the holders thereof to the same extent as the Series C
  Preferred Stock, so long as the Issuing Entity Preferred Stock provides voting rights to the fullest extent permitted by the law applicable to such securities, (iv) the Issuing Entity Preferred Stock does not provide that any or all cash payments will be made in U.S. dollars so long as such payments may not be made in U.S. dollars under applicable law, provided that the amount of
                                --------
  currency other than U.S. dollars (the "Foreign Currency") payable on any given date is adjusted (by reference to the noon U.S.
  dollar buying rate for the Foreign Currency for cable transfers quoted in the City of New York on the business day next preceding such payment, as certified for customs purposes by the Federal Reserve Bank of New York) to equal the number of U.S. dollars which would have been payable on such date if payment had been permitted to be made in U.S. dollars, (v) the Issuing Entity is prohibited by its certificate of incorporation or by-laws (or equivalent constituent documents) or by the laws of the jurisdiction of its establishment from issuing Issuing Entity Preferred Stock that automatically converts into Issuing Entity Common Equity (or, upon the distribution of the capital stock of the Spinoff Corporation (as defined in paragraph 4(d)(v)), into Spinoff Corporation Preferred Stock (as defined in paragraph 4(d)(v)), so long as the terms of such Issuing Entity Preferred Stock (or other agreements relating thereto) provide for conversion into Issuing Entity Common Equity (or, upon the distribution of the capital stock of the Spinoff Corporation, into Spinoff Corporation Preferred Stock) not later than the same date as such automatic conversion would have occurred and in a manner which gives a holder thereof substantially the same rights as if such Issuing Entity Preferred Stock had automatically converted or (vi) the Issuing Entity is prohibited by its certificate of incorporation or by-laws (or equivalent constituent documents) or by the laws of the jurisdiction of its establishment from issuing such Issuing Entity Preferred Stock with a liquidation preference subject to adjustment as set forth in paragraph 5 hereof.  The Corporation will not elect the
  Issuing Entity Preferred Stock Conversion Option if the Issuing Entity is a non-U.S. entity, unless provision is made in the Issuing Entity Preferred Stock to gross up the amount paid to
  U.S. persons (as defined in paragraph 4(i)(ix)) in respect of any then existing or future tax, assessment or governmental charge imposed by the laws of the jurisdiction in which the Issuing
  Entity is established or organized or any political subdivision or taxing authority thereof or therein with respect to, and withheld on the making of, such payment; provided, however, that
                                           --------  -------
  no gross up shall be required (a) if such holder is liable for such tax, assessment or governmental charge in respect of the Series C Preferred Stock by reason of such holder's having some connection with the jurisdiction in which the Issuing Entity is established or organized other than being a holder of such Series
  C Preferred Stock or (b) if the Corporation has notified such holder of the obligation to withhold taxes and requested but not received from such holder the appropriate documentation or certification in support of any claim for exemption and such withholding or deduction would not have been required had such documentation or certification been received.

                The Corporation's right to elect the Corporation Preferred Stock Conversion Option and the Existing Preferred Stock Option is subject to the conditions that (1) the Corporation shall survive as a subsidiary of the Issuing Entity and (2) the Issuing Entity shall have common equity which is publicly traded immediately after the effectiveness of the Merger or Consolidation (provided that the Issuing Entity Common Equity
                    --------
  need not be publicly traded in the United States).

                (ii) Notwithstanding the Corporation's election of the Issuing Entity Preferred Stock Conversion Option, the Corporation Preferred Stock Conversion Option or the Existing Preferred Stock Option, if the Merger Consideration (excluding consideration in connection with fractional shares or the exercise of appraisal rights) consists of both common equity (or any depository
  receipts representing such common equity) of the entity issuing such Merger Consideration (which could be a U.S. or non-U.S.
  entity) (the "Issuing Entity") in the Merger or Consolidation
  ("Issuing Entity Common Equity") and property which is not
  Issuing Entity Common Equity ("Non-Common Equity Merger Consideration"), then, in addition to having the rights arising out of the Corporation's election of one of the foregoing
  Options, such holder shall be entitled to receive, at the time such Merger Consideration is distributed to holders of Common
  Stock, an amount of Non-Common Equity Merger Consideration equal to the amount of Non-Common Equity Merger Consideration that such holder would have been entitled to receive in the Merger or Consolidation had (A) such holder's Series C Preferred Stock been converted into shares of Common Stock at the Common Equivalent
  Rate in effect immediately prior to the Merger or Consolidation and (B) such shares of Common Stock been exchanged in the Merger or Consolidation for the amount of Merger Consideration which would have given a holder the maximum possible number of shares of Issuing Entity Common Equity pursuant to the agreement
  applicable to such Merger or Consolidation with respect to a share of Common Stock; provided that if the Call Price on the
                         --------
  Settlement Date is less than the fair value of such Non-Common
  Equity Merger Consideration per share of Series C Preferred Stock
  (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) as of the Settlement
  Date (the "Non-Common Equity Fair Value"), then the amount of Non-Common Equity Merger Consideration that a holder of Series C Preferred Stock shall be entitled to receive with respect to each share of Series C Preferred Stock will be reduced so that the Non-Common Equity Fair Value thereof equals the Call Price on the Settlement Date. If the Merger Consideration consists solely of Non-Common Equity Merger Consideration, the Corporation must elect the Common Conversion Option.

                (iii) If the Corporation elects the Issuing Entity Preferred Stock Conversion Option or the Corporation Preferred Stock Conversion Option, the initial common equivalent rate on the Issuing Entity Preferred Stock or the New Preferred Stock, as the case may be, shall be equal to the Common Equivalent Rate on the Series C Preferred Stock in effect immediately prior to the Merger or Consolidation adjusted to reflect the ratio by which one share of Common Stock is exchanged for shares of Issuing Entity Common Equity in the Merger or Consolidation, and if the Corporation elects the Existing Preferred Stock Option, the
  Common Equivalent Rate on the Series C Preferred Stock immediately following the Merger or Consolidation shall be equal to the Common Equivalent Rate on the Series C Preferred Stock in effect immediately prior to the Merger or Consolidation adjusted to reflect the ratio by which one share of Common Stock is exchanged for shares of Issuing Entity Common Equity in the Merger or Consolidation.

                (iv) If the Corporation fails to make the election set forth in paragraph 4(b)(i) prior to the date of effectiveness of the Merger or Consolidation, then the Corporation shall be deemed to have elected the Common Conversion Option.

                (v) Notwithstanding the foregoing provisions of this paragraph 4(b), if the Corporation elects any of the options set forth in paragraph 4(b)(i)(B), (C) or (D) each holder of a share of Series C Preferred Stock will have the right (the "Holder Opt-
  Out Right") to elect that, in lieu of such holder's shares of

  Series C Preferred Stock being subject to the Issuing Entity Preferred Stock Conversion Option, the Corporation Preferred Stock Conversion Option or the Existing Preferred Stock Option, as the case may be, each share of Series C Preferred Stock held by such holder will convert, in whole (but not in part), immediately prior to the effectiveness of the Merger or Consolidation into (A) subject to paragraphs (4)(b)(vii) and
  (4)(d)(vi), shares of Common Stock at the Common Equivalent Rate in effect immediately prior to such Merger or Consolidation (provided that if the Call Price on the Settlement Date is less
   --------
  than the product of (x) the Current Market Price of a share of Common Stock on the Settlement Date (which Current Market Price shall be appropriately adjusted for the purposes of this proviso if the Corporation has made any antidilution adjustment to the Common Equivalent Rate pursuant to paragraph 4(d) with respect to an event which has not occurred as of such Settlement Date) and
  (y) the number of shares of Common Stock issuable upon conversion of a share of Series C Preferred Stock pursuant to the Holder Opt-Out Right, then the number of shares of Common Stock issuable pursuant to the Holder Opt-Out Right shall be reduced so that product referred to above equals the Call Price on the Settlement
  Date), plus (B) the right to receive an amount in cash equal to all accrued and unpaid dividends on the Series C Preferred Stock to and including the Settlement Date, whether or not declared, out of funds legally available for the payment of dividends (and dividends shall cease to accrue on such share as of the Settlement Date); provided that the Corporation (or following the
                    --------
  application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) may, at its option, deliver on the Settlement Date, in lieu of some or all of the cash consideration described in clause
  (B), a number of shares of Common Stock (subject to paragraphs 4(b)(vii) and 4(d)(vi)) to be determined by dividing the amount of cash consideration that the Corporation has elected to pay in Common Stock by the Current Market Price of the Common Stock determined as of the Settlement Date (which Current Market Price shall be appropriately adjusted, if necessary, for the purposes of this proviso if (x) the Corporation has made any antidilution adjustment to the Common Equivalent Rate pursuant to paragraph 4(d) with respect to an event which has not occurred as of such Settlement Date or (y) the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) has distributed cash or other property pursuant to clause
  (2) of paragraph 4(d)(iii) or shares or other units of securities or assets pursuant to clause (2) of paragraph 4(d)(iv) or shares of capital stock of the Spinoff Corporation pursuant to clause
  (2) of paragraph 4(d)(v)). Notwithstanding the foregoing terms of this paragraph 4(b)(v), if there shall have occurred an adjustment pursuant to paragraph 4(d)(vi) as a result of a conversion or exchange or merger or consolidation referred to in such paragraph prior to the Settlement Date, then with respect to the exercise of any such option referred to in this paragraph 4(b)(v) (including the exercise of the option referred to in the foregoing proviso by the Corporation (or its successor)), the Corporation shall deliver out of funds legally available therefor on such Settlement Date, in lieu of shares of Common Stock as described in this paragraph 4(b)(v), the kind of securities or other property received by holders of Common Stock as a result of such conversion or exchange or merger or consolidation, in the same relative proportions (if more than one kind of securities or other property was so received) as exist in the Common Equivalent Rate on such Settlement Date, with an aggregate market price (determined for any security or other property, to the extent possible, in the manner that the Current Market Price is determined for the Common Stock, and otherwise determined by the Board of Directors of the Corporation (or its successor), whose determination shall be conclusive), as of such Settlement Date, equal to the amount of cash consideration that the Corporation has elected to pay in such securities or other property.

                (vi) In order to exercise the Holder Opt-Out Right, a holder of Series C Preferred Stock shall (a) deliver a properly completed and duly executed written notice of election to convert, specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock
  (subject to paragraphs 4(b)(vii) and 4(d)(vi)) to be issued to the Corporation at its principal office or at the office of the agency which may be maintained for such purpose (the "Conversion Agent") at least one business day prior to the effectiveness of the Merger or Consolidation, (b) surrender the certificate for such shares of Series C Preferred Stock to the Corporation or the Conversion Agent, accompanied, if so required by the Corporation or the Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or the Conversion Agent duly executed by the holder or his attorney duly authorized in writing, and (c) pay any transfer or similar tax required by paragraph 4(n). Conversion shall be deemed to have been effected immediately prior to the effective time of the Merger or Consolidation. Immediately upon conversion, the rights of the holders of converted shares of Series C Preferred Stock shall cease and the persons entitled to receive the shares of Common Stock (subject to paragraphs 4(b)(vii) and 4(d)(vi)) upon the conversion of such shares of Series C Preferred Stock shall be treated for all purposes as having become the beneficial owners of such shares of Common Stock (subject to paragraphs
  4(b)(vii) and 4(d)(vi)).

                (vii) If there shall occur a Merger or Consolidation of the Corporation and the Corporation elects the Existing
  Preferred Stock Option, then (A) the Series C Preferred Stock will, from and after the effective time of the Merger or Consolidation, no longer be subject to conversion into shares of Common Stock pursuant to paragraphs (4)(a), (4)(b), 4(c) and
  4(e), but instead will be subject to conversion out of funds legally available therefor into the Issuing Entity Common Equity and (B) in such event, from and after the effective time of the Merger or Consolidation, the number of such shares of Issuing
  Entity Common Equity so issuable upon conversion of the shares of Series C Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in paragraphs 4(b)(iii) and (4)(d).

                (c)  Right to Call for Redemption.  At any time and
                     ----------------------------
  from time to time prior to the Mandatory Conversion Date, the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) shall have the right to call, in whole or in part, the outstanding shares of the Series C Preferred Stock for redemption (subject to the notice provisions set forth in paragraph (4)(j)). Upon the redemption date, the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) shall deliver to the holders thereof in exchange for each such share called for redemption, (i) a number of shares of Common Stock (subject to paragraphs 4(b)(vii) and 4(d)(vi)) equal to the Call Price in effect on the redemption date divided by the Current Market Price of the Common Stock determined as of the second Trading Date (as defined in paragraph 4(i)(vi)) immediately preceding the Notice Date (as defined in paragraph 4(i)(iv)) and (ii) an amount in cash equal to all accrued and unpaid dividends on such share of Series C Preferred Stock to and including the redemption date (and dividends shall cease to accrue on such share as of such date), whether or not declared, out of funds legally available therefor; provided that if there shall have occurred an adjustment pursuant to paragraph (4)(d)(vi) as a result of a conversion or exchange or merger or consolidation referred to in such paragraph prior to the redemption date, the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) shall deliver out of funds legally available therefor on the redemption date to the holders of shares of Series C Preferred Stock in exchange for each share thereof called for redemption, in lieu of shares of Common Stock as described in this paragraph (4)(c), the kind of securities or other property received by holders of Common Stock as a result of such conversion or exchange or merger or consolidation, in the same relative proportions (if more than one kind of securities or other property was so received) as exist in the Common Equivalent Rate on the redemption date, with an aggregate market price (determined for any security or other property, to the extent possible, in the manner that the Current Market Price is determined for the Common Stock, and otherwise determined by the Board of Directors of the Corporation (or its successor), whose determination shall be conclusive), as of the second Trading Date immediately preceding the Notice Date, equal to the Call Price in effect on the redemption date. If fewer than all the outstanding shares of Series C Preferred Stock are to be called for redemption, shares to be redeemed shall be selected by the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) from outstanding shares of Series C Preferred Stock not previously redeemed by lot or pro rata (as nearly as may be practicable without creating fractional shares) or by any other method determined by the Board of

  Directors of the Corporation in its sole discretion to be equitable.

                (d)  Common Equivalent Rate; Adjustments.  The Common
                     -----------------------------------
  Equivalent Rate to be used to determine the number of shares of Common Stock to be delivered on the conversion of the Series C Preferred Stock into shares of Common Stock pursuant to paragraph
  (4)(a) or (b) shall be initially ten shares of Common Stock for each share of Series C Preferred Stock; provided, however, that
                                          --------  -------
  such Common Equivalent Rate shall be subject to adjustment from time to time as provided in paragraph 4(b)(iii) and in this paragraph (4)(d). All adjustments to the Common Equivalent Rate shall be calculated to the nearest 1/100th of a share of Common Stock. Such rate in effect at any time is herein called the "Common Equivalent Rate."

                (i) If the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) shall either:

                        (A) pay a dividend or make a distribution with respect to Common Stock in shares of Common
  Stock,

                        (B)       subdivide or split its outstanding
  shares of Common Stock into a greater number of shares,

                        (C)       combine its outstanding shares of
  Common Stock into a smaller number of shares, or

                        (D) issue by reclassification of its shares of Common Stock any shares of common stock of the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing
  Entity),

  then, in any such event, the Common Equivalent Rate in effect immediately prior thereto shall be adjusted so that the holder of a share of the Series C Preferred Stock shall be entitled to receive on the conversion of such share of the Series C Preferred Stock, the number of shares of common stock of the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) which such holder would have owned or been entitled to receive after the happening of any of the events described above had such share of the Series C Preferred Stock been converted at the Common Equivalent Rate in effect immediately prior to such event or any record date with respect thereto. Such adjustment shall become effective as of the close of business on the record date for determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution, and shall become effective immediately after the effective date in case of a subdivision, split, combination or reclassification; and any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clauses (ii), (iii), (iv) and (v) below. Such adjustment shall be made successively.

                (ii) If the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) shall, after the date hereof, issue rights or warrants to all holders of its Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock (determined pursuant to paragraph (4)(d)(viii)) on the record date for the determination of stockholders entitled to receive such rights or warrants, then in each case the Common Equivalent Rate shall be adjusted by multiplying the Common Equivalent Rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such Current Market Price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Current Market
  Price). Such adjustment shall become effective as of the close of business on the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Common Equivalent Rate shall be readjusted to the Common Equivalent Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually delivered.
  Such adjustment shall be made successively.

                (iii) If the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) shall distribute cash (other than any Permitted Quarterly Dividend (as defined in this paragraph 4(d)(iii)), any cash distributed in consideration of fractional shares of Common Stock, any cash distributed in accordance with paragraph 4(d)(iii)(2) or 4(d)(iv)(2) and any cash distributed in a Merger or Consolidation ("Excluded Distributions")), by dividend or otherwise, to all holders of its Common Stock or make an Excess Purchase Payment

  (as defined in this paragraph 4(d)(iii)) then, at the option of the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity), the Corporation shall make the adjustment set forth in clause (1) below if such option is chosen by the Corporation (or the Issuing Entity) or shall make the distribution (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity shall make the distribution) set forth in clause (2) below if such option is chosen by the Corporation (or the Issuing Entity):

        (1) if the option set forth in this clause (1) is chosen, the Common Equivalent Rate shall be adjusted by multiplying the Common Equivalent Rate in effect on the record date with respect to such distribution or the payment date with respect to such Excess Purchase Payments by a fraction, of which the numerator shall be the Current Market Price per share of the Common Stock (determined pursuant to paragraph 4(d)(viii)) on such record date or payment date and of which the denominator shall be such Current Market Price per share of Common Stock less the amount of such distribution applicable to one share of Common Stock which would not be a Permitted Quarterly Dividend (or in the case of an Excess Purchase Payment, less the aggregate amount of such Excess Purchase Payments divided by the number of outstanding shares of Common Stock on the relevant payment date) (provided that the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) shall not be permitted to elect the option described in this clause (1) if (a) the amount of such distribution applicable to one share of Common Stock which would not be a Permitted Quarterly Dividend (or in the case of an Excess Purchase Payment, the aggregate amount of such Excess Purchase Payments divided by the number of outstanding shares of Common Stock on the relevant payment date) is greater than or equal to 95% of such Current Market Price per share of Common Stock, in each case as of such record date or payment date, or (b) with respect to such cash distribution (other than an Excess Purchase Payment), the day on which such record date is fixed by the Board of Directors of the Corporation is less than twenty-one consecutive Trading Days prior to such record date); or

        (2) if the option set forth in this clause (2) is chosen, there shall be distributed, out of legally available funds, at the time such cash distribution or Excess Purchase Payment is made to the holders of its Common Stock, to the holders of Series C Preferred Stock (as of the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution (or in the case of an Excess Purchase Payment, as of the purchase date)) an amount of cash or other assets per share of Series C Preferred
  Stock as such holder would have been entitled to receive if such Series C Preferred Stock had been converted into shares of Common Stock (and in the case of an Excess Purchase
  Payment had participated on a pro rata basis (assuming the participation of all outstanding shares of Common Stock) in such tender offer or exchange offer) at the Common
  Equivalent Rate in effect immediately prior to the record date for such distribution or the payment date for such Excess Purchase Payment less, in the case of a cash distribution, the amount of such distribution which would have been a Permitted Quarterly Dividend.

        The adjustment provided in clause (1) above shall become effective as of the close of business on the record date for the determination of stockholders entitled to receive such dividend or distribution or the payment date with respect to such Excess Purchase Payment. If the amount of cash or, in the case of an Excess Purchase Payment, the value of the assets (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) to be distributed in accordance with clause
  (2) above exceeds the Call Price as of such record date or payment date, the amount of cash or other assets to be distributed with respect to each share of Series C Preferred Stock shall be reduced so that the amount to be distributed equals the Call Price on such record date or payment date. As used in this paragraph 4(d)(iii), the term "Permitted Quarterly Dividend" means any quarterly cash dividend in respect of the Common Stock to the extent that the per share amount of such dividend does not exceed the greater of (x) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock which did not at the record date therefor require an adjustment to the Common Equivalent Rate or a distribution in accordance with clause (2) above and (y) 15% of the Current Market Price per share of Common Stock, determined on the record date for such quarterly dividend, less the sum of the per share amounts (appropriately adjusted to account for any of the events described in paragraph 4(d)(i)) of all quarterly dividends, if any, in respect of the Common Stock with a record date less than one year prior to the record date for such quarterly dividend. As used in this paragraph 4(d)(iii), the term "Excess Purchase Payment" means the excess, if any, of (A) the cash and the value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of all other consideration paid by the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) with respect to one share of Common Stock acquired in a tender offer or exchange offer by the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) over (B) the Current Market Price per share of Common Stock on the payment date for such Excess Purchase Payment.

                (iv) If the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) shall pay a dividend or make a distribution to all holders of its Common Stock of evidence of its indebtedness, other securities or other assets (including shares of capital stock of the

  Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) (other than Common Stock) and shares of capital stock of any subsidiary of the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) (other than as set forth in paragraph 4(d)(v)) but excluding any distributions and dividends referred to in paragraphs 4(d)(i) and (iii) above or any other cash dividends or distributions), or shall issue to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in paragraph 4(d)(ii) above), then in each such case at the option of the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity), the Corporation shall make the adjustment set forth in clause (1) below if such option is chosen by the Corporation (or the Issuing Entity) or shall make the distribution (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity shall make the distribution) set forth in clause (2) below if such option is chosen by the Corporation (or the Issuing Entity):

        (1) if the option set forth in this clause (1) is chosen, the Common Equivalent Rate shall be adjusted by multiplying the Common Equivalent Rate in effect on the record date for the distribution of the securities or assets by a fraction, of which the numerator shall be the Current Market Price per share of the Common Stock (determined pursuant to paragraph (4)(d)(viii)) on the record date for the determination of stockholders entitled to receive such dividend or distribution, and of which the denominator shall be such Current Market Price per share of Common Stock less the fair value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) as of such record date of the portion of the securities or assets so distributed, or of such rights or warrants, applicable to one share of Common Stock (the "Distribution Fair Value") (provided that the Corporation (or following
                --------
  the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) shall not be permitted to elect the option described in this clause (1) if (a) such determination of fair value by the Board of Directors of the Corporation applicable to one share of Common Stock is greater than or equal to 95% of such Current Market Price per share of Common Stock, in each case as of such record date, or (b) the day on which such record date is fixed by the Board of Directors of the Corporation is less than twenty-one consecutive Trading Days prior to such record date; or

        (2) if the option set forth in this clause (2) is chosen, there shall be distributed, out of funds legally available therefor, at the time such dividend, distribution or issuance is made to the holders of its Common Stock, to the holders of shares of Series C Preferred Stock (as of the record date for the determination of holders of Common Stock entitled to receive such dividend, distribution or issuance) the kind and amount of such securities or assets of the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) as such holder would have been entitled to receive if such shares of Series C Preferred Stock had been converted into shares of Common Stock at the Common Equivalent Rate in effect immediately prior to the record date for such dividend or distribution.

  The adjustment provided in clause (1) shall become effective as of the close of business on the record date for the determination of stockholders entitled to receive such dividend or distribution. If the Distribution Fair Value of the shares or other units of securities or assets distributed with respect to each share of Series C Preferred Stock in accordance with clause
  (2) above would, as of the record date of such distribution, exceed the Call Price as of such record date, the amount of shares or other units of securities or assets to be distributed with respect to each share of Series C Preferred Stock shall be reduced so that the Distribution Fair Value thereof equals the Call Price on such record date.

                (v) If the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) shall pay a dividend or makes a distribution to all holders of its Common Stock of shares of capital stock of any subsidiary of the Corporation (the "Spinoff Corporation"), which Spinoff
  Corporation represents all or substantially all of the Corporation's interest in either of the two principal lines of business of RJR Nabisco Holdings Corp. and its subsidiaries as of May 6, 1994, then, at the option of the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity), the Corporation shall, out of legally available funds, effect the conversion set forth in clause (1) below if such option is chosen by the Corporation (or the Issuing Entity) or shall make the distribution (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity shall make the distribution) set forth in clause (2) below if such option is chosen by the Corporation (or the Issuing Entity):

                (1) if the option set forth in this clause (1) is chosen, subject to the proviso set forth in clause (2) below, each share of Series C Preferred Stock will be converted into the right of the holder of such share of Series C Preferred Stock as of the Common Stock Record Date
  (as defined in this paragraph 4(d)(v)) to receive (at the time such capital stock is distributed to holders of Common
  Stock):

                        (a) one half of a share of a security (the "Spinoff Corporation Preferred Stock") of the Spinoff
  Corporation having terms substantially equivalent to the Series C Preferred Stock (except that (i) upon call or conversion such Spinoff Corporation Preferred Stock shall convert into common stock of Spinoff Corporation,
  (ii) the initial common equivalent rate per share of Spinoff Corporation Preferred Stock (as of the record date for the determination of holders of Common Stock entitled to receive such dividend or distribution (the
  "Common Stock Record Date")) shall equal a fraction, of which the numerator shall be the product of (A) the Current Market Price per share of the Common Stock
  (determined pursuant to paragraph 4(d)(viii)) on the Common Stock Record Date and (B) the Common Equivalent
  Rate on the Common Stock Record Date, and of which the denominator shall be the Spinoff Fair Value (as defined in this paragraph 4(d)(v)), (iii) all references to Common Stock shall mean the common stock of the Spinoff
  Corporation, (iv) all references to the Corporation (or following the application of the terms of paragraph
  4(b)(i)(D), the Issuing Entity) shall mean the Spinoff
  Corporation, (v) any notice given to the holders of record of shares of Series C Preferred Stock on the Common Stock Record Date will be valid notice to the record holders of the Spinoff Corporation Preferred
  Stock for the purpose of giving notice required by the terms of the Spinoff Corporation Preferred Stock to such holders prior to the issuance thereof and (vi) the liquidation preference per share of Spinoff Corporation
  Preferred Stock shall be equal to the greater of (A) the liquidation preference per share of the Series C
  Preferred Stock prior to the date of conversion and (B) the fair market value per share of Spinoff Corporation
  Preferred Stock (as determined, on or within five business days after the date of issuance of the Spinoff
  Corporation Preferred Stock, by the board of directors of the Spinoff Corporation, whose determination shall be conclusive) as of the date of their issuance); and

        (b) one half of a share of Series C Preferred Stock; provided that following such conversion in accordance with this paragraph 4(d)(v)(1)(b), (i) the Common Equivalent Rate per share of Series C Preferred Stock
  (as of the Common Stock Record Date) shall equal a fraction, of which the numerator shall be the product of (A) the Current Market Price per share of the Common Stock on the Common Stock Record Date and (B) the
  Common Equivalent Rate on the Common Stock Record Date, and of which the denominator shall be the excess of (x) the Current Market Price per share of the Common Stock on the Common Stock Record Date over (y) the Spinoff
  Fair Value and (ii) the liquidation preference per share of Series C Preferred Stock from and after the time of conversion shall be equal to the greater of (A) the liquidation preference per share of the Series C Preferred Stock prior to the date of conversion and (B) the fair market value per share of the Series C

  Preferred Stock (as determined, on or within five business days after the date of issuance of the Spinoff
  Corporation Preferred Stock, by the board of directors of the Corporation, whose determination shall be conclusive) as of the date of issuance of the Spinoff
  Corporation Preferred Stock; or

        (2) if the option set forth in this clause (2) is chosen, there shall be distributed, at the time such dividend or distribution is made to the holders of its Common Stock, to the holders of shares of Series C Preferred Stock as of the Common Stock Record Date that number of shares of capital stock of the Spinoff Corporation as such holder would have been entitled to receive if such shares of Series C Preferred Stock had been converted into shares of Common Stock at the Common Equivalent Rate in effect immediately prior to the record date for such dividend or distribution; provided that the Corporation (or following
                --------
  the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) shall elect the option described in this clause (2) if (a) the fair value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) as of the Common Stock Record Date of the portion of the capital stock so distributed applicable to one share of Common Stock (assuming the conversion of the Series C Preferred Stock into Spinoff Corporation Preferred Stock) (the "Spinoff Fair Value") is greater than or equal to 95% of the Current Market Price per share of Common Stock as of the Common Stock Record Date, or (b) the day on which such record date is fixed by the Board of Directors of the Corporation is less than twenty-one consecutive Trading Days prior to such record date.

                As of the Common Stock Record Date (or as of any date thereafter until the distribution of the Spinoff Corporation Preferred Stock), the holders of record of shares of Series C Preferred Stock will be considered the holders of record of any Spinoff Corporation Preferred Stock for purposes of the Certificate of Designation and for purposes of the certificate of designation with respect to the Spinoff Corporation Preferred Stock, including the giving of notice or voting thereunder.

                If the Spinoff Fair Value of the shares of capital stock of the Spinoff Corporation distributed with respect to each share of Series C Preferred Stock pursuant to clause (2) above would, as of the Common Stock Record Date, exceed the Call Price as of such record date, the number of shares of such capital stock to be distributed with respect to each share of Series C Preferred Stock shall be reduced so that the Spinoff Fair Value thereof equals the Call Price on such record date.

                Whether, after the distribution of the capital stock of the Spinoff Company, the Spinoff Preferred Stock has terms substantially equivalent to the Series C Preferred Stock prior to such distribution will be determined by the Board of Directors of the Corporation (or its successor), whose determination shall be conclusive. Such Spinoff Company Preferred Stock may be considered substantially equivalent to the Series C Preferred
  Stock notwithstanding that, among other things, the tax treatment of a holder of Spinoff Company Preferred Stock differs from the tax treatment of a holder of Series C Preferred Stock, including by reason of a future change in U.S. law.

        (vi) If there shall occur a conversion or exchange of the Common Stock into, or the right to receive, other securities or other property of the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) or a wholly owned subsidiary of the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) (in each case other than in connection with a Merger or Consolidation) or if there shall occur a merger or consolidation of the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) with or into a wholly owned subsidiary of the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) that results in the conversion or exchange of the Common Stock into, or the right to receive, other securities or other property (whether of the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) or any other entity), then the Series C Preferred Stock will thereafter no longer be subject to conversion or redemption into shares of Common Stock pursuant to paragraphs (4)(a),
  (4)(b), 4(c) and 4(e), but instead will be subject to conversion or redemption into the kind and amount of securities or other property which the holder of such shares of Series C Preferred Stock would have owned immediately after such conversion or exchange or merger or consolidation if such shares of Series C Preferred Stock had been converted or redeemed into shares of Common Stock immediately before the effective time of such conversion or exchange or merger or consolidation. If this paragraph (4)(d)(vi) applies, then no adjustment in respect of the same conversion or exchange or merger or consolidation shall be made pursuant to the other provisions of this paragraph
  (4)(d). In the event that at any time, as a result of an adjustment made pursuant to this paragraph (4)(d)(vi), the Series C Preferred Stock shall become subject to conversion or redemption into any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion or redemption of the shares of Series C Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Series C Preferred Stock contained in this paragraph (4)(d).

                (vii) Anything in this paragraph (4) notwithstanding, the Corporation shall be entitled to make such adjustments in the Common Equivalent Rate, in addition to those required by this paragraph (4), as the Corporation in its sole discretion may determine to be advisable, in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section
  305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) or any other entity) to its stockholders shall not be taxable. If the Corporation determines that an adjustment to the Common
  Equivalent Rate should be made pursuant to this paragraph
  4(d)(vii), an adjustment shall be made effective as of such date as is determined by the Board of Directors of the Corporation.
  The determination of the Board of Directors of the Corporation as to whether an adjustment to the Common Equivalent Rate should be made pursuant to the foregoing provisions of this paragraph
  4(d)(vii), and, if so, as to what adjustment should be made and when, shall be conclusive, final and binding on the Corporation and all stockholders of the Corporation.

        (viii) As used in this paragraph (4), the "Current Market Price" of a share of Common Stock on any date shall be, except as otherwise specifically provided, the average of the daily Closing Prices (as defined in paragraph 4(i)(iii)) for the twenty consecutive Trading Dates ending on and including the date of determination of the Current Market Price; provided, however, that for purposes of paragraph 4(c), the Current Market Price shall be the average of the daily Closing Prices for the five consecutive Trading Days ending on and including the date of determination of the Current Market Price unless the Closing Price for the Trading Date next following such five-day period (the "next-day closing price") is less than 95% of such average, then the Current Market Price per share of Common Stock on such date of determination shall be the next-day closing price; and provided, further, that, with respect to any redemption, conversion or antidilution adjustment if any event that results in an adjustment of the Common Equivalent Rate occurs during the period beginning on the first day of the applicable determination period and ending on the applicable redemption or conversion date, the Current Market Price as determined pursuant to the foregoing will be appropriately adjusted to reflect the occurrence of such event.

        (ix) In any case in which paragraph (4)(d) shall require that an adjustment as a result of any event become effective as of the close of business on the record date and the date fixed for conversion pursuant to paragraph (4)(a), 4(b), 4(c) or 4(e) occurs after such record date, but before the occurrence of such event the Corporation may in its sole discretion elect to defer the following until after the occurrence of such event: (A) issuing to the holder of any converted shares of the Series C Preferred Stock the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to paragraph (4)(g).

        (x) Before taking any action which would cause an adjustment to the Common Equivalent Rate that would cause the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) to issue shares of Common Stock for consideration below the then par value (if any) of the Common Stock upon conversion of the Series C Preferred Stock, the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Common Equivalent Rate.

        (e)  Optional Tender Offer Conversion.  (i) If pursuant
             --------------------------------
  to the rules promulgated under the Securities Exchange Act of 1934, as amended, the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) has recommended acceptance of (or has expressed no opinion and is remaining neutral toward) a tender offer which would result in the ownership by the bidder (as defined in paragraph (i)(vii)) therein (or an affiliate (as defined in paragraph (i)(viii)) of the bidder) of more than 50% of the then outstanding shares of Common Stock of the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) (a "Recommended Tender Offer"), then prior to the expiration of such Recommended Tender Offer the Corporation shall give notice to each holder of record of Series C Preferred Stock that such holder may, at its option, convert (an "Optional Tender Offer Conversion") its shares of Series C Preferred Stock, in whole (but not in part), (A) into shares of Common Stock at the Common Equivalent Rate in effect at the close of business on the date prior to the date of expiration or termination of such Recommended Tender Offer (the "Tender Offer Measurement Date") (provided that if the Call Price on the Tender Offer Measurement
   --------
  Date is less than the product of (x) the Current Market Price of a share of Common Stock on the Tender Offer Measurement Date (which Current Market Price shall be appropriately adjusted for the purposes of this proviso if the Corporation has made any antidilution adjustment to the Common Equivalent Rate pursuant to paragraph 4(d) with respect to an event which has not occurred as of such Tender Offer Measurement Date) and (y) the number of shares of Common Stock issuable upon conversion of a share of Series C Preferred Stock pursuant to the Optional Tender Offer Conversion, then the number of shares of Common Stock with respect to each share of Series C Preferred Stock issuable pursuant to the Optional Tender Offer Conversion shall be reduced so that the product referred to above in this proviso equals the Call Price on the Tender Offer Measurement Date), plus (B) the right to receive an amount of cash equal to all accrued and unpaid dividends on the Series C Preferred Stock to and including the Tender Offer Measurement Date, whether or not declared, out of funds legally available therefor (and dividends shall cease to accrue on such share as of the Tender Offer Measurement Date); provided that the Corporation (or following the application of
  --------
  the terms of paragraph 4(b)(i)(D), the Issuing Entity) may, at its option, deliver on the Tender Offer Measurement Date, in lieu of some or all of the cash consideration described in paragraph 4(e)(i)(B), a number of shares of Common Stock (subject to paragraphs 4(b)(vii) and 4(d)(vi)) to be determined by dividing the amount of cash consideration that the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) has elected to pay in Common Stock by the Current Market Price of the Common Stock determined as of such Tender Offer Measurement Date (which Current Market Price shall be appropriately adjusted, if necessary, for the purposes of this proviso if either (x) the Corporation has made any antidilution adjustment to the Common Equivalent Rate pursuant to paragraph 4(d) with respect to an event which has not occurred as of such Tender Offer Measurement Date or (y) the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) has distributed cash or other property pursuant to clause (2) of paragraph 4(d)(iii), shares or other units of securities or assets pursuant to clause (2) of paragraph 4(d)(iv) or shares of capital stock of the Spinoff Corporation pursuant to clause (2) of paragraph 4(d)(v)). Notwithstanding the foregoing terms of this paragraph 4(e), if there shall have occurred an adjustment pursuant to paragraph 4(d)(vi) as a result of a conversion or exchange or merger or consolidation referred to in such paragraph prior to the Tender Offer Measurement Date, then with respect to the exercise of any such option referred to in the foregoing proviso by the Corporation (or its successor), the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) shall deliver out of funds legally available therefor on such Settlement Date, in lieu of shares of Common Stock as described in this paragraph 4(e), the kind of securities or other property received by holders of Common Stock as a result of such conversion or exchange or merger or consolidation, in the same relative proportions (if more than one kind of securities or other property was so received) as exist in the Common Equivalent Rate on the Tender Offer Measurement Date, with an aggregate market price (determined for any security or other property, to the extent possible, in the manner that the Current Market Price is determined for the Common Stock, and otherwise determined by the Board of Directors of the Corporation (or its successor), whose determination shall be conclusive), as of such Settlement Date, equal to the amount of cash consideration that the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) has elected to pay in such securities or other property.

                (ii) The Corporation will provide notice of a Recommended Tender Offer to holders of record of the Series C Preferred Stock not less than fifteen business days prior to the expiration of such tender offer. Such notice shall specify the date of expiration or termination (as of the date of such notice) of such Recommended Tender Offer and that if such holder elects to convert its shares of Series C Preferred Stock into shares of Common Stock, dividends on such Series C Preferred Stock will cease to accrue dividends on the date they are converted. If the date of expiration of the Recommended Tender Offer is extended, the Corporation will be under no obligation to notify any holder of Series C Preferred Stock of such extension.

        (iii) In order to exercise the Optional Tender Offer Conversion, a holder of Series C Preferred Stock shall (a) deliver a properly completed and duly executed written notice of election to convert on or prior to the Tender Offer Measurement Date, specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued to the Corporation at its principal office or to the Conversion Agent, (b) surrender the certificate for such shares of Series C Preferred Stock to the Corporation or the Conversion Agent, accompanied, if so required by the Corporation or the Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Corporation or the Conversion Agent duly executed by the holder or his attorney duly authorized in writing and (c) pay any transfer or similar tax required by paragraph (4)(n).

        (iv) (A) Conversion shall be deemed to have been effected immediately prior to the termination or expiration of the Recommended Tender Offer (the "Conversion Date") on which the Corporation or the Conversion Agent shall have received the notice of election to convert, the surrendered certificate, any required payments and all other required documents. Immediately upon conversion, the rights of the holders of converted shares of Series C Preferred Stock shall cease and the persons entitled to receive the shares of Common Stock upon the conversion of such shares of Series C Preferred Stock shall be treated for all purposes as having become the owners of such shares of Common Stock.

        (B) As promptly as practicable after the Conversion Date, the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) shall, unless otherwise instructed by the holder, deliver or cause to be delivered at the office or agency of the Conversion Agent, to or upon the written order of the holder of the surrendered shares of Series C Preferred Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock into which such shares of Series C Preferred Stock have been converted in accordance with the provisions of this paragraph (4)(e), and any cash payable in respect of fractional shares as provided in paragraph (4)(g).

        (f)  Notice of Adjustments.  Whenever the Common
             ---------------------
  Equivalent Rate is adjusted as herein provided, the Corporation shall:

        (i) forthwith compute the adjusted Common Equivalent Rate in accordance with this paragraph (4) and prepare a certificate signed by the Chief Financial Officer, any Vice President, the Treasurer or Controller of the Corporation setting forth the adjusted Common Equivalent Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate forthwith with the transfer agent or agents for the Series C Preferred Stock and the Common Stock; and

        (ii) mail a notice stating that the Common Equivalent Rate has been adjusted, the facts requiring such adjustment and the facts upon which such adjustment is based and setting forth the adjusted Common Equivalent Rate to the holders of record of the outstanding shares of the Series C Preferred Stock at or prior to the time the Corporation mails an interim statement to its stockholders covering the fiscal quarter during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such fiscal quarter.

        (g)  No Fractional Shares.  (i) No fractional shares or
             --------------------
  scrip representing fractional shares of Common Stock or other kind of security (including upon a distribution of the capital stock of the Spinoff Company, the Series C Preferred Stock and the Spinoff Company Preferred Stock) shall be issued upon the redemption or conversion of any shares of Series C Preferred Stock. Instead of any fractional interest in a share of Common Stock or such other security which would otherwise be deliverable upon the redemption or conversion of a share of Series C Preferred Stock, the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) shall either (A) pay to the holder of such share (a "Fractional Shareholder") an amount in cash (computed to the nearest cent) equal to (x) in the case of fractional shares of Common Stock, the same fraction of the Current Market Price of the Common Stock determined as of the Settlement Date, Conversion Date or the second Trading Date immediately preceding the relevant Notice Date, as the case may be, (y) in the case of fractional shares of Spinoff Corporation Preferred Stock and Series C Preferred Stock otherwise issuable upon a distribution of shares of capital stock of the Spinoff Corporation, an amount in cash equal, with respect to the Spinoff Corporation Preferred Stock, to the same fraction of the product of the Spinoff Fair Value per share of Common Stock and the common equivalent rate applicable to the Spinoff Corporation Preferred Stock and an amount in the cash equal, with respect to the Series C Preferred Stock, to the same fraction of the product of (A) the Current Market Price, as of the Common Stock Record Date, less the Spinoff Fair Value, and (B) the Common Equivalent Rate after giving effect to the issuance of the Spinoff Corporation Preferred Stock and (z) in the case of fractional shares of capital stock of the Spinoff Corporation, an amount in cash equal to the same fraction of the Spinoff Fair Value per share of Common Stock or (B) follow the procedures set forth in paragraph (g)(ii). If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered.

        (ii) The Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) may, in lieu of paying cash to Fractional Shareholders as provided in paragraph (g)(i), issue, in full payment of the Corporation's (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity's) obligation with respect to such fractional interests, shares of stock equal to the aggregate of such fractional interests of such Fractional Shareholder and other Fractional Shareholders (aggregated over a reasonable period of time, but not in any event more than 20 business days, and rounded upwards to the nearest whole share) to an agent (the "Transfer Agent") appointed by the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) for such Fractional Shareholders for sale promptly by the Transfer Agent on behalf of the Fractional Shareholders. The Transfer Agent will remit promptly to such Fractional Shareholders their proportionate interest in the net proceeds (following the deduction of applicable transaction costs and computed to the nearest cent) from such sale.

        (h)  Cancellation.  Shares of Series C Preferred Stock
             ------------
  that have been issued and reacquired in any manner, including shares purchased, exchanged, redeemed or converted, shall not be reissued as part of the Series C Preferred Stock and shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock.

        (i)  Definitions.  As used in this paragraph (4):
             -----------

                (i)  the term "business day" shall mean
  any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close; provided that, from and after the effective time of a Merger or Consolidation in connection with which the Corporation elects the Existing Preferred Stock Option, the term "business day" shall mean any day other than a Saturday,

  Sunday or a day on which banking institutions in the State of New York and in the place where the Issuing Entity has its headquarters are authorized by law to close;

        (ii) the term "Call Price" shall mean the per share price (payable in shares of Common Stock) at which the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) may redeem shares of Series C Preferred Stock, which shall be initially equal to $112.286 declining by $.01656 on each day following the date of issuance of the Series C Preferred Stock (computed on the basis of a 360-day year of twelve 30-day months) to $95.246 on March 15, 1997 and equal to $94.25 thereafter, if not sooner redeemed; provided that if the Corporation (or
                       --------
  following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) distributes cash or other property as provided in paragraph 4(d)(iii)(2), shares or other units of securities or assets as provided in paragraph 4(d)(iv)(2), shares of capital stock of the Spinoff Corporation as provided in paragraph 4(d)(v)(2) or if Non-Common Equity Merger Consideration is distributed in connection with a Merger or Consolidation, then (i) in the case of a distribution described in paragraph 4(d)(iii)(2), from and after the close of business on the record date related to such distribution (or in the case of an Excess Purchase Payment, from and after the close of business on the payment date related to such Excess Purchase Payment) the Call Price per share for any day shall be reduced by the amount of cash or the value of other property (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) to be distributed pursuant thereto, (ii) in the case of a distribution described in paragraph 4(d)(iv)(2), from and after the close of business on the record date related to such distribution, the Call Price per share for any day shall be reduced by the Distribution Fair Value of such shares or other units of securities or assets, (iii) in the case of a distribution described in paragraph 4(d)(v)(2), from and after the close of business on the record date related to such distribution, the Call Price per share for any day shall be reduced by the Spinoff Fair Value of such shares of capital stock and (iv) in the case of a distribution of Non-Common Equity Merger Consideration, from and after the close of business on the Settlement Date related to the Merger or Consolidation, the Call Price per share shall be reduced by the Non-Common Equity Fair Value of such Non-Common Equity Merger Consideration; provided further that in no event shall the
                 --------
  effect of the foregoing proviso be to reduce the Call Price per share to an amount less than $0.01; the Corporation will provide notice (subsequent to such reduction) of any reduction in the Call Price as a result of the application of the first proviso in this definition to each holder of record of Series C Preferred Stock at such holder's address as it appears on the stock register of the Corporation

  (provided, however, that no failure to give such notice nor
   --------  -------
  any defect therein shall affect the validity of the related reduction in the Call Price);

        (iii) the term "Closing Price" on any day shall mean the closing sale price regular way (with any relevant due bills attached) on such day, or in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way (with any relevant due bills attached), in each case on the New York Stock Exchange Consolidated Tape (or any successor composite tape reporting transactions on national securities exchanges), or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Common Stock has been traded during the five consecutive Trading Dates ending on and including the date of determination of the Current Market Price), or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices regular way (with any relevant due bills attached) of the Common Stock on the over-the-counter market on the day in question as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or a similarly generally accepted reporting service, or if not so available as determined in good faith by the Board of Directors, on the basis of such relevant factors as it in good faith considers, in the reasonable judgment of the Board of Directors, appropriate. Notwithstanding the foregoing, from and after the effective time of a Merger or Consolidation in connection with which the Corporation elects the Existing Preferred Stock Option, if the Issuing Entity Common Equity is not trading on the New York Stock Exchange (or other national securities exchange or reported on NASDAQ as described above), "Closing Price" shall be (i) determined by reference to the principal trading market on which the Issuing Entity Common Equity is traded and (ii) converted, if necessary, into U.S. dollars by reference to the spot rate at noon local time in the relevant market at which, in accordance with the normal banking procedures, U.S. dollars could be purchased with the currency in which the Closing Price is denominated from major banks located in New York City or London, England;

        (iv) the term "Notice Date" with respect to any notice given by the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) in connection with a redemption or conversion of any of the Series C Preferred Stock shall be the commencement of the mailing of such notice to the holders of the Series C Preferred Stock in accordance with paragraph (4)(j);

                (v) the term "Settlement Date" shall mean the business day immediately prior to the effective date of a Merger or Consolidation;

                (vi) the term "Trading Date" shall mean a date on which the New York Stock Exchange (or any successor to such Exchange) is open for the transaction of business. Notwithstanding the foregoing, from and after the effective time of a Merger or Consolidation in connection with which the Corporation elects the Existing Preferred Stock Option, if the Issuing Entity Common Equity is not traded on the New York Stock Exchange (or other national securities exchange or reported on NASDAQ as described under paragraph
  4(i)(ii)), "Trading Date" shall be determined by reference to the principal trading market on which the Issuing Entity Common Equity is traded;

                (vii) the term "bidder" shall have the meaning set forth in Rule 14d-1(b)(1) promulgated under the Securities
  Exchange Act of 1934, as amended;

                (viii) the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Securities
  Exchange Act of 1934, as amended; and

                (ix) the term "U.S. person" shall mean any citizen or resident of the United States and any domestic corporation, partnership, estate or trust.

                (j)  Notice of Redemption or Conversion.  The
                     ----------------------------------
  Corporation will provide notice of (i) any redemption or conversion (other than an Optional Tender Offer Conversion, but including any potential conversion upon the effectiveness of a Merger or Consolidation) of shares of Series C Preferred Stock to holders of record of the Series C Preferred Stock to be called or converted not less than 30 nor more than 60 days prior to the date fixed for such redemption or conversion, as the case may be, and (ii) the election of any of the options set forth in paragraph 4(b)(i) to the holders of record of the Series C Preferred Stock at least 30 days prior to the anticipated effective date of the Merger or Consolidation; provided, that the Corporation shall be under no obligation to notify any holder of any extension of such effective date. Such notice shall be provided by mailing such notice first class postage prepaid, to each holder of record of the Series C Preferred Stock, at such holder's address as it appears on the stock register of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption or conversion of any shares of Series C Preferred Stock to be redeemed or converted except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state, as appropriate and to the extent determinable, the following:

                (A)  the redemption, conversion or exchange date;

                (B) that all outstanding shares of Series C Preferred Stock are to be redeemed or converted or, in the case of a call for redemption pursuant to paragraph 4(c) of fewer than all outstanding shares of Series C Preferred Stock pursuant to paragraph (4)(c), the number of such shares held by such holder to be redeemed;

                (C) in the case of a call for redemption pursuant to paragraph (4)(c), the Call Price, the number of shares of Common Stock deliverable upon redemption of each share of Series C Preferred Stock to be redeemed and the Current
  Market Price used to calculate such number of shares of Common Stock subject to any subsequent adjustments pursuant to paragraph 4(d);

                (D) whether the Corporation is exercising any option to deliver shares of Common Stock in lieu of cash (in the case of a conversion pursuant to paragraph (4)(b)(i)(A) or (4)(b)(v)), the method of calculating the Current Market Price to be used to calculate the number of such shares of Common Stock and, if the Corporation is exercising such option in respect of less than all the cash that is deliverable by the Corporation upon such conversion, the portion of such cash in lieu of which Common Stock will be delivered;

                (E) whether the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) is electing to exercise the Common Conversion Option, the Issuing Entity Preferred Stock Conversion Option, the Corporation Preferred Stock Conversion Option or the Existing Preferred Stock Option (in the case of a conversion pursuant to paragraph (4)(b)), and if the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) elects the Issuing Entity Preferred Stock Conversion Option, the Corporation Preferred Stock Conversion Option or the Existing Preferred Stock Option, that such holder shall be entitled to exercise the Holder Opt-Out Right;

                (F) the place or places where certificates for such shares are to be surrendered for redemption or conversion;
  and

                (G) that dividends on the shares of Series C Preferred Stock to be redeemed or converted will cease to accrue on such redemption or conversion date or, in the case of a conversion pursuant to paragraph (4)(b), on the related
  Settlement Date, unless the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) shall default in delivering the shares of

  Common Stock and cash, if any, payable by the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) pursuant to this paragraph
  (4), at the time and place specified in such notice.

        (k)  Deposit of Shares and Funds.  The Corporation's
             ---------------------------
  (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity's) obligation to deliver shares of Common Stock and provide funds in accordance with this paragraph
  (4) shall be deemed fulfilled if, on or before a redemption or conversion date, the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) shall deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City and having a capital and surplus of at least $50,000,000, such number of shares of Common Stock as are required to be delivered by the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) pursuant to this paragraph (4) upon the occurrence of the related redemption or conversion (including any payment of fractional share amounts pursuant to paragraph (4)(g)(i)), together with funds (or, in the case of a conversion pursuant to paragraph 4(b), shares of Common Stock and/or funds) sufficient to pay all accrued and unpaid dividends on the shares to be redeemed or converted as required by this paragraph (4), in trust for the account of the holders of the shares to be redeemed or converted (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such shares and funds be delivered upon redemption or conversion of the shares of Series C Preferred Stock so called for redemption or converted. Any interest accrued on such funds shall be paid to the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) from time to time. Any shares of Common Stock or funds so deposited and unclaimed at the end of two years from such redemption or conversion date shall be repaid and released to the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity), after which the holder or holders of such shares of Series C Preferred Stock so called for redemption or converted shall look only to the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) for delivery of such shares of Common Stock or funds.

        (l)  Surrender of Certificates; Status.  Each holder of
             ---------------------------------
  shares of Series C Preferred Stock to be redeemed or converted shall surrender the certificates evidencing such shares (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state) to the Corporation at the place designated in the notice of such redemption or conversion and shall thereupon be entitled to receive certificates evidencing shares of Common Stock and to receive any funds payable pursuant to this paragraph 4 following such surrender and following the date of such redemption or conversion. In case fewer than all the shares represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Corporation representing the unredeemed shares. If such notice of redemption or conversion shall have been given, and if on the date fixed for redemption or conversion shares of Common Stock and funds necessary for the redemption or conversion shall have been either set aside by the Corporation (or following the application of the terms of paragraph 4(b)(i)(D), the Issuing Entity) separate and apart from its other funds or assets in trust for the account of the holders of the shares to be redeemed or converted (and so as to be and continue to be available therefor) or deposited with a bank or trust company or affiliate thereof as provided in paragraph 4(k), then, notwithstanding that the certificates evidencing any shares of Series C Preferred Stock so called for redemption or subject to conversion shall not have been surrendered, the shares represented thereby so called for redemption or subject to conversion shall be deemed no longer outstanding, dividends with respect to the shares so called for redemption or subject to conversion shall cease to accrue after the date fixed for redemption or conversion or, in the case of a conversion pursuant to paragraph (4)(b), on the related Settlement Date, and all rights with respect to the shares so called for redemption or subject to conversion shall forthwith after such date cease and terminate, except for the right of the holders to receive the shares of Common Stock and funds, if any, payable pursuant to this paragraph 4 without interest upon surrender of their certificates therefor.

        (m)  Dividend Payments.  The holders of shares of
             -----------------
  Series C Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the call or conversion thereof (except that holders of shares called for redemption or to be converted on a date occurring between such record date and the Dividend Payment Date or on such Dividend Payment Date shall not be entitled to receive such dividend on such Dividend Payment Date but instead will receive an amount equal to accrued and unpaid dividends to such date or the related Settlement Date, as the case may be) or the Corporation's default in payment of the dividend due on such Dividend Payment Date.

        (n)  Payment of Taxes.  The Corporation will pay any
             ----------------
  and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the redemption or conversion of shares of Series C Preferred Stock pursuant to this paragraph (4); provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of Series C Preferred Stock redeemed or converted or to be redeemed or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the

  Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

        (o) Notwithstanding any other provision of this paragraph 4, no dividend, redemption, repurchase, exchange or conversion or other distribution shall be made to or from the holders of Series C Preferred Stock other than out of funds legally available therefor.

        (5) Liquidation Preference. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after payment or provision for payment of any Senior Securities, an amount per share of Series C Preferred Stock in cash equal to the sum of (i) $65.00 (or, following any issuance of Spinoff Corporation Preferred Stock, the greater of $65.00 and the fair market value per share of Series C Preferred Stock (as determined, on or within five business days after the date of issuance of the Spinoff Corporation Preferred Stock, by the Board of Directors of the Corporation, whose determination shall be conclusive) as of such date of issuance), plus (ii) all accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series C Preferred Stock and any Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series C Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full. Except as provided in this paragraph
  (5)(a), holders of Series C Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

        The Corporation will provide notice to holder of record of Series C Preferred Stock not more than thirty days after any adjustment to the liquidation preference of the Series C
  Preferred in connection with the issuance of the Spinoff
  Corporation Preferred Stock.

        (b) For the purposes of this paragraph (5), neither the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations nor the consolidation or merger of one or more corporations with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

        (6) Voting Rights. (a) The holders of record of shares of Series C Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph
  (6) or as otherwise provided by law.

        (b) The holders of shares of Series C Preferred Stock shall be entitled to vote on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock (and any other capital stock of the Corporation entitled to vote together with the Common Stock) as one class; provided, however, that the holders of Series C Preferred Stock shall not be entitled to vote on any increase or decrease in the number of authorized shares of any class or classes of stock; and provided further that in the event of a Merger or Consolidation in which the Corporation elects the Existing Preferred Stock Option, the holders of shares of Series C Preferred Stock will no longer be entitled to vote on such matters submitted to a vote of the holders of Common Stock, unless the Board of Directors of the Corporation specifically provides otherwise. Each share of the Series C Preferred Stock shall be entitled to a number of votes equal to one-tenth of the Common Equivalent Rate; it being understood that whenever the Common Equivalent Rate is adjusted as provided in paragraph 4(d) hereof, the voting rights of the Series C Preferred Stock shall also be similarly adjusted.

        (c) (i) If at any time or times dividends payable on all series of Preferred Stock, including the Series C Preferred Stock, shall be in arrears and unpaid for six quarterly periods, then the number of directors constituting the Board of Directors, without further action, shall be increased by two (2) and the holders of shares of Series C Preferred Stock shall have the right, together with the holders of all other outstanding series of the Preferred Stock entitled to vote thereon, to elect the directors of the Corporation to fill such newly created directorships, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors; provided, that in no event shall such holders have the right to elect more than 25% of the total number of directors of the Corporation; provided, further, that, notwithstanding the foregoing proviso, such holders shall have the right to elect not less than one director pursuant to this paragraph (6)(c)(i). While holders of shares of such series of Preferred Stock are entitled to elect two directors, they shall not be entitled to participate with the holders of Common Stock in the election of any other directors, but shall continue to be entitled to vote with the holders of Common Stock upon each other matter coming before any meeting of the stockholders.

        (ii) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of shares of Series C Preferred Stock together with the holders of all other outstanding series of the Preferred Stock entitled to vote thereon, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such meetings or by the written consent of such holders pursuant to Section 228 of the General Corporation Law of the State of Delaware. Such voting right shall continue until such time as all cumulative dividends accumulated on all outstanding series of Preferred Stock shall have been paid in full or declared and set aside for payment in full, at which time such voting right of such holders shall terminate, subject to revesting in the event of each and every subsequent failure of the Corporation to pay dividends for the requisite number of quarters as described above.

        (iii) At any time when such voting right shall have vested in the holders of shares of Series C Preferred Stock together with all other series of Preferred Stock entitled to vote thereon and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of 10% of the holders of record of shares of such series of Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of shares of such series of Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of such series of Preferred Stock then outstanding may designate in writing a holder of shares of such series of Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph
  (6)(c)(iii). Any holder of shares of such series of Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for such series of Preferred Stock for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

        (iv) At any meeting held for the purpose of electing directors at which the holders of shares of Series C Preferred



























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                                                          73


  Stock together with all other series of Preferred Stock entitled to vote thereon shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of at least a majority of the then outstanding shares of such series of Preferred Stock shall be required and be sufficient to constitute a quorum of such series for the election of directors by such series. At any such meeting or adjournment thereof (x) the absence of a quorum of the holders of shares of such series of Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of stock of such series and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of shares of such series of Preferred Stock and (y) in the absence of a quorum of the holders of shares of such series of Preferred Stock, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting for the election of directors which the holders of shares of such series of Preferred Stock may be entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

        (v) The term of office of all directors elected by the holders of shares of Series C Preferred Stock together with all other series of Preferred Stock entitled to vote thereon pursuant to paragraph (6)(c)(i) in office at any time when the aforesaid voting rights are vested in the holders of shares of such series of Preferred Stock shall terminate upon the election of their successors at any meeting of stockholders for the purpose of electing directors. Upon any termination of the aforesaid voting rights in accordance with paragraph (6)(c)(ii), the term of office of all directors elected by the holders of shares of such series of Preferred Stock pursuant to paragraph (6)(c)(i) then in office shall thereupon terminate and upon such termination the number of directors constituting the Board of Directors shall, without further action, be reduced by two (2) (or such other lesser number by which the number of directors constituting the Board of Directors shall have been increased pursuant to paragraph (6)(c)(i) hereof), subject always to the increase of the number of directors pursuant to paragraph (6)(c)(i) in case of the future right of the holders of shares of such series of Preferred Stock to elect directors as provided herein.

        (vi) In case of any vacancy occurring among the directors elected pursuant to paragraph (6)(c)(i), the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant. If all directors so elected by the holders of shares of Series C Preferred Stock together with all other series of Preferred Stock entitled to vote thereon shall cease to serve as directors before their terms shall expire, the holders of shares of such series of Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect




























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                                                          74


  successors to hold office for the unexpired terms of the directors whose places shall be vacant.

        (d)  So long as any shares of the Series C Preferred
  Stock are outstanding (except when notice of the redemption or conversion of all outstanding shares of Series C Preferred Stock has been given pursuant to paragraph (4)(j) and shares of Common Stock and any necessary funds have been deposited in trust for such redemption or conversion pursuant to paragraph (4)(k)), the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series C Preferred Stock and any other series of Preferred Stock entitled to vote thereon at the time outstanding voting or consenting, as the case may be, together as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, authorize any new class of Parity Securities.

        (e)  So long as any shares of the Series C Preferred
  Stock are outstanding (except when notice of the redemption or conversion of all outstanding shares of Series C Preferred Stock has been given pursuant to paragraph (4)(j) and shares of Common Stock and any necessary funds have been deposited in trust for such redemption or conversion pursuant to paragraph (4)(k)), the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of the shares of Series C Preferred Stock and any other series of Preferred Stock entitled to vote thereon at the time outstanding voting or consenting, as the case may be, together as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, authorize any new class of Senior Securities.

        (f) Except for the amendments contemplated by the exercise of the Existing Preferred Stock Option, so long as any shares of the Series C Preferred Stock are outstanding (except when notice of the redemption or conversion of all outstanding shares of Series C Preferred Stock has been given pursuant to paragraph (4)(j) and shares of Common Stock and any necessary funds have been deposited in trust for such redemption or conversion pursuant to paragraph (4)(k)), the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of the shares of Series C Preferred Stock and any other series of Preferred Stock entitled to vote thereon at the time outstanding voting or consenting, as the case may be, together as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, amend the Certificate of Incorporation or this Certificate of Designation so as to affect materially and adversely the specified rights, preferences, privileges or voting rights of holders of shares of Preferred Stock.

        (g)  (i)  Except as set forth in paragraphs (6)(d) and
  (6)(e) above, the creation, authorization or issuance of any



























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                                                          75


  shares of any Junior Securities, Parity Securities or Senior Securities, (ii) the creation of any indebtedness of any kind of the Corporation, or (iii) the increase or decrease in the amount of authorized capital stock of any class, including Preferred Stock, shall not require the consent of the holders of Series C Preferred Stock and shall not be deemed to affect materially and adversely the rights, preferences, privileges or voting rights of holders of shares of Series C Preferred Stock.

                (7) Increase in Shares. The number of shares of Series C Preferred Stock may, to the extent of the Corporation's authorized and unissued Preferred Stock, be increased by further resolution duly adopted by the Board of Directors and the filing of a certificate of increase with the Secretary of State of the State of Delaware.

                (8) Limitations. Except as may otherwise be required by law, the shares of Series C Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution (as such resolution may be amended from time to time) or otherwise in the Certificate of Incorporation of the Corporation.

                             ARTICLE FIFTH

                The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.


                             ARTICLE SIXTH

                Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                            ARTICLE SEVENTH

                So long as the Corporation's Senior Converting Debentures Due 2009 are outstanding, the Corporation and its Subsidiaries shall not engage in, directly or indirectly, any purchase, sale, or other acquisition or disposition of a material amount of assets of the Corporation and its Subsidiaries, taken as a whole, with any Affiliate of the Corporation (other than a wholly owned subsidiary of the Corporation) except on terms that are not less favorable to the Corporation than those which would have been obtainable at the time of such transaction from a



























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                                                          76


  person who is not such an Affiliate, without the approval of the holders of a majority of shares of the common stock of the Corporation issued and then outstanding not held by Affiliates of the Corporation; provided, however, than any purchase, sale or other acquisition or disposition of a material amount of assets of the Corporation with any Affiliate of the Corporation shall be deemed to be on terms that are not less favorable to the Corporation than those which would have been obtainable at the time of the transaction from a person who is not an Affiliate if the Corporation receives a written opinion from a nationally recognized investment bank stating that the transaction is fair to the Corporation from a financial point of view. For the purposes of this Article SEVENTH and Article EIGHTH, the terms "Affiliate" and "Subsidiary" shall have the meanings set forth in the indenture relating to the Senior Converting Debentures Due 2009.

                            ARTICLE EIGHTH

                If Senior Converting Debentures shall have been converted into not less than a number of shares of common stock of the Corporation equal to 12 1/2% of the fully diluted common stock of the Corporation at the Conversion Date (as defined in the indenture pursuant to which the Senior Converting Debentures have been issued), the Corporation shall not, without approval of the holders of a majority of shares of the common stock of the Corporation issued and then outstanding not held by Affiliates of the Corporation, engage in any transaction subject to Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 13e-3"), during the period from the fourth anniversary of the effective time of the merger of RJR Acquisition Corporation with and into RJR Nabisco, Inc. (the "Effective Time") to the fifth anniversary of the Effective Time. For the purposes of this Article EIGHTH only, it is assumed that the common stock of the Corporation is subject to the application of Rule 13e-3.














































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                                                          77


                IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, having been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware, has been executed this ____ day of ___________, 199__.


                                RJR NABISCO HOLDINGS CORP.




                                By: __________________________
                                        Jo-Ann Ford
                                        Vice President and Secretary


  [CORPORATE SEAL]


  Attest:


  By:   __________________________
        Suzanne P. Jenney
        Assistant Secretary